As Filed Pursuant
to Rule 424(b)(3)
Registration No. 333-141132

PROSPECTUS

The National Collegiate Student Loan Trusts
Issuing Entities
Student Loan Asset Backed Notes and Certificates

The National Collegiate Funding LLC
Depositor and Sponsor

The Depositor and the Sponsor

The National Collegiate Funding LLC is a wholly-owned subsidiary of The First Marblehead Corporation.

The Securities

The depositor from time to time will issue student loan asset backed securities through one or more trusts. The student loan asset backed securities may be in the form of notes or certificates. Each issue will have its own series designation. We will sell the securities from time to time in amounts, at prices and on terms determined at the time of offering and sale.

Each series may include:

•              One or more classes of notes secured by the assets of that trust; and

•              One or more classes of certificates that represent ownership interests in the assets of the trust for that issue.

A class of notes or certificates may:

•              Be senior or subordinate to other classes; and

•              Receive payments from one or more forms of credit or cash flow enhancements designed to reduce the risk to investors caused by shortfalls in payments on the related student loans.

Each class of notes or certificates will have the right to receive payments on the dates and in the manner described in the applicable supplement to this prospectus.

Trust Assets

The assets of each trust will include:

•              Private student loans that are not entitled to any federal reinsurance or assistance from any governmental entity;

•              Guaranty obligations of any private guarantors of the student loans, if applicable; and

•              Other funds, investments and property described in the applicable prospectus supplement.

A supplement to this prospectus will describe the specific amounts, prices and terms of the notes and the certificates of each series. The supplement will also give details of the specific student loans, credit enhancement and other assets of the trust.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should consider carefully the risk factors described in the prospectus supplement that accompanies this prospectus.

Each issue of securities represents obligations of, or interests in, the applicable issuing entity only. They do not represent interests in or obligations of The First Marblehead Corporation, any seller or guarantor of loans to the depositor, the depositor, the servicers or any of their affiliates.

The securities are not guaranteed or insured by the United States of America or any governmental agency.

This prospectus may be used to offer and sell any series of securities only if accompanied by the prospectus supplement for that series.

September 10, 2007

Table of Contents

Prospectus

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT

We provide information to you about the securities in two separate documents that progressively provide more detail:

(a)           This prospectus, which provides general information, some of which may not apply to your series of securities; and

(b)           The related prospectus supplement that describes the specific terms of your series of securities, including:

•      The timing of interest and principal payments;

•      Financial and other information about the student loans and the other assets owned by the trust;

•      Information about credit enhancement;

•      The ratings; and

•      The method of selling the securities.

You should rely only on the information contained or incorporated in this prospectus and the prospectus supplement. We have not authorized anyone to provide you with different information. We are not offering the securities in any state or other jurisdiction where the offer is prohibited.

We have made cross-references to captions in this prospectus and the accompanying prospectus supplement under which you can find further related discussions. The following table of contents and the table of contents in the related prospectus supplement indicate where these captions are located.

PROSPECTUS SUMMARY

This summary highlights selected information concerning the securities. It does not contain all of the information that you might find important in making your investment decision. You should read the full description of this information appearing elsewhere in this document and in the prospectus supplement for your particular securities.

PRINCIPAL PARTIES

Trust

A Delaware statutory trust for each series of securities governed by a trust agreement between the depositor and an owner trustee.

Depositor and the Sponsor

The National Collegiate Funding LLC, is a limited liability company and a wholly-owned subsidiary of The First Marblehead Corporation and is both the sponsor of the securitizations and the depositor. The depositor is a special purpose “bankruptcy remote” entity formed to purchase student loans from commercial banks, other institutions and lenders and to form trusts that will issue student loan asset backed securities.

Owner Trustee

For each series of securities, the related prospectus supplement will specify the owner trustee for the related trust.

Servicers

It is expected that the trust student loans will be serviced by one or more third party servicers.

Indenture Trustee

For each series of securities, the related prospectus supplement will specify the indenture trustee for the securities.

Administrator

First Marblehead Data Services, Inc., a Massachusetts corporation and wholly-owned subsidiary of The First Marblehead Corporation, will act as administrator of each trust.

Back-up Administrator

It is anticipated that each trust will enter into an agreement with a third party to perform the duties and obligations of the administrator if First Marblehead Data Services, Inc. ceases to provide administrative services.

Structuring Advisor

The First Marblehead Corporation, a Delaware corporation, will act as structuring advisor to the depositor and the sponsor.

THE NOTES

Each series of securities may include one or more classes of student loan asset backed notes. The notes will be issued under an indenture between the trust and the related indenture trustee. We may offer each class of notes publicly or privately, as specified in the related prospectus supplement.

The notes may be denominated in U.S. Dollars or a non-U.S. Dollar currency as specified in the related prospectus supplement.

The notes will be available for purchase in multiples of $1,000 or as otherwise provided in the related prospectus supplement. They will be available initially in book-entry form only. Investors who hold the notes in book-entry form will be able to receive definitive notes only in the limited circumstances described in this prospectus or in the related prospectus supplement.

Classes of notes will have a stated principal or notional amount and will bear interest at a specified rate or may be entitled to:

•                  Principal distributions with disproportionately low, nominal or no interest distributions;

•                  Interest distributions with disproportionately low, nominal or no principal distributions;

•                  Distributions based on a combination of components; or

•                  Distributions limited to collections from a designated portion of assets in the related trust fund.

Classes of notes may also have different interest rates. The interest rate may be:

•                  Fixed;

•                  Variable;

•                  Adjustable;

•                  Auction-determined; or

•                  Any combination of these rates.

The related prospectus supplement will specify:

•                  The principal or notional amount of each class of notes; and

•                  The interest rate for each class of notes or the method for determining the interest rate.

If a series includes two or more classes of notes:

•                  The timing and priority of payments, seniority, interest rates or amount of payments of principal or interest may differ for each class; or

•                  Payments of principal or interest on a class may or may not be made, depending on whether specified events occur.

The related prospectus supplement will provide this information.

THE CERTIFICATES

Each series of securities may also include one or more classes of certificates. The certificates will be issued under a trust agreement for that series. We may offer each class of certificates privately, as specified in the related prospectus supplement.

Certificates will be available for purchase in a minimum denomination, as specified in the related prospectus supplement. They will be available initially in book-entry form only. Investors who hold the certificates in book-entry form will be able to receive definitive certificates only in the limited circumstances described in this prospectus or in the related prospectus supplement.

Each class of certificates will have a stated certificate balance. The certificates may also yield a return on that balance at a specified certificate rate. That rate of return may be:

•                  Fixed;

•                  Variable;

•                  Adjustable;

•                  Auction-determined; or

•                  Any combination of these rates.

Certificates may be entitled to:

•                  Principal distributions with disproportionately low, nominal or no interest distributions;

•                  Interest distributions with disproportionately low, nominal or no principal distributions;

•                  Distributions based on a combination of components; or

•                  Distributions limited to collections from a designated portion of assets in the related trust fund.

The related prospectus supplement will specify:

•                  The certificate balance for each class of certificates; and

•                  The rate of return for each class of certificates or the method for determining the rate of return.

If a series includes two or more classes of certificates:

•                  The timing and priority of distributions, seniority, allocations of losses, certificate rates or distributions on the certificate balance may differ for each class; and

•                  Distributions on a class may or may not be made, depending on whether specified events occur.

The related prospectus supplement will provide this information.

Distributions on the certificates may be subordinated in priority of payment to payments of principal and interest on the notes. If this is the case, the related prospectus supplement will provide this information.

ASSETS OF THE TRUST

The assets of each trust will include a pool of private student loans that are not entitled to any federal reinsurance or assistance from any governmental entity.

We call the student loans owned by a specific trust “trust student loans.”

The assets of the trust will include rights to receive payments made on these trust student loans and any proceeds related to them.

We will purchase the student loans from various originators or holders of student loans, including commercial banks, other institutions and lenders. We may also purchase student loans from an affiliate or a warehouse which in turn has purchased the loans from one of those originators and is holding student loans on an interim basis. The prospectus supplement for your securities will describe the seller or sellers of the student loans and the approximate aggregate principal balance of the loans sold. The property of each trust also will include amounts on deposit in specific trust accounts, including a collection account, any reserve account, any pre-funding account and the right to receive payments under any swap agreements, interest rate protection agreements, yield protection agreements or guaranteed investment contracts entered into by the trust. See “Certain Information Regarding the Securities – Credit and Cash Flow or other Enhancement or Derivative Arrangements” below.

The student loans may or may not be insured by a guarantor or surety. The prospectus supplement for your securities will describe each guarantor or surety for any student loans related to your securities if your securities have the benefit of the guaranty.

A trust may also have among its assets various agreements with counterparties providing for interest rate, currency swaps and caps. These agreements will be described in the related prospectus supplement.

COLLECTION ACCOUNT

For each trust, the administrator will establish and maintain accounts to hold all payments made on the trust student loans. We refer to these accounts as the collection account. The prospectus supplement will describe the permitted uses of funds in the collection account and the conditions for their application.

PRE-FUNDING ACCOUNT

A prospectus supplement may indicate that a portion of the net proceeds of the sale of the securities may be kept in a pre-funding account for a period of time and used to purchase additional student loans. The prospectus supplement will describe the permitted uses of any funds in the pre-funding account and the conditions to their application.

RESERVE ACCOUNT

For each trust there may be one or more reserve accounts. On the applicable closing date, we will make a deposit into the reserve account, as specified in the prospectus supplement. The initial deposit into the reserve account may also be supplemented from time to time by additional deposits. The prospectus supplement will describe the required amount of each reserve account. The prospectus supplement for each trust will describe the circumstances in which amounts in the reserve account will be available to cover shortfalls in payments due on the notes and certain expenses of the trust. It will also describe the manner in which amounts on deposit in the reserve account in excess of the required reserve account balance will be distributed.

CREDIT AND CASH FLOW OR OTHER ENHANCEMENT OR DERIVATIVE ARRANGEMENTS

Credit or cash flow enhancement for any series of securities may include one or more of the following:

•                  Subordination of one or more classes of securities;

•                  Reserve accounts;

•                  Excess interest on the student loans;

•                  Overcollateralization;

•                  Letters of credit, or credit or liquidity facilities;

•                  Financial insurance;

•                  Surety bonds;

•                  Guaranty on the student loans together with certain guaranty fees pledged to secure payments of claims on defaulted student loans;

•                  Guaranteed investment contracts;

•                  Interest rate, currency swaps and cap agreements;

•                  Interest rate protection agreements;

•                  Repurchase obligations;

•                  Yield protection agreements; or

•                  Any combination of the foregoing.

If any credit or cash flow enhancement applies to a trust or any of the securities issued by that trust, the related prospectus supplement will describe the specific enhancement as well as the conditions for their application. A credit or cash flow enhancement may have limitations and exclusions from coverage. If applicable, the related prospectus supplement will describe these limitations or exclusions.

STUDENT LOAN PURCHASE AGREEMENTS

For each trust, we will acquire the related student loans under student loan purchase agreements with various originators or holders. The student loans will in turn be purchased by the trust from us with proceeds from the sale of the securities. We will assign our rights under the student loan purchase agreements to the trust, which will further assign these rights to the indenture trustee as collateral for the securities.

DEPOSIT AND SALE AGREEMENTS

We will sell student loans to the trusts under a deposit and sale agreement. The trusts may purchase student loans that are owned by one or more trusts that were previously formed by The First Marblehead Corporation or an affiliate. The owner trustee will hold legal title to the trust student loans. The trusts will assign their rights under the deposit and sale agreement to the indenture trustee as collateral for the securities.

SERVICING AGREEMENTS

Each servicer has entered into or will enter into a servicing agreement or servicing agreements covering the student loans held by each trust.

Under each servicing agreement, the servicer will be responsible for servicing, managing, maintaining custody of and making collections on the trust student loans.

SERVICING FEE

Each servicer will receive a servicing fee and reimbursement for expenses and charges, which in the case of any primary servicer will be specified in the related prospectus supplement.

The servicing fee and any portion of the servicing fee that remains unpaid from prior dates will be payable before any payments are made on the related securities unless any portion of the servicing fee is expressly subordinated to payments on the securities, as specified in the related prospectus supplement.

ADMINISTRATION AGREEMENT

First Marblehead Data Services, Inc., in its capacity as administrator, will enter into an administration agreement with each trust. Under these agreements, First Marblehead Data Services, Inc. will undertake specific administrative duties for each trust.

ADMINISTRATION FEE

The administrator will receive an administration fee specified in the related prospectus supplement. It may also receive reimbursement for expenses and charges, as specified in the related prospectus supplement. These amounts will be payable before any payments are made on the related securities, as specified in the related prospectus supplement.

STRUCTURING ADVISORY AGREEMENT

The First Marblehead Corporation, in its capacity as structuring advisor, will enter into a structuring advisory agreement. Under this agreement, The First Marblehead Corporation will undertake specific structuring advisory duties for us.

STRUCTURING ADVISOR FEE

The structuring advisor will receive a structuring advisor fee specified in the structuring advisory agreement and the related prospectus supplement.

REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR

Under the deposit and sale agreement for each trust, we, as the seller of the loans to the trust, will make specific representations and warranties to the trust concerning the student loans. We will have an obligation to repurchase any trust student loan if the trust is materially and adversely affected by a breach of our representations or warranties, unless we can cure the breach within the period specified in the applicable prospectus supplement.

REPRESENTATIONS AND WARRANTIES OF THE SELLERS UNDER THE STUDENT LOAN PURCHASE AGREEMENTS

In each student loan purchase agreement, each seller of the student loans will make representations and warranties to us concerning the student loans covered by that student loan purchase agreement. These representations and warranties will be similar to the representations and warranties made by us under the related deposit and sale agreement.

The sellers will have repurchase and reimbursement obligations under the student loan purchase agreement that will be similar to ours under the deposit and sale agreement. We will assign our rights under the student loan purchase agreement to each related trust.

COVENANTS OF THE SERVICERS

Each servicer will service the student loans acquired by us pursuant to a servicing agreement. Each servicer will pay for any claim, loss, liability or expense, including reasonable attorneys’ fees, which arises out of or relates to the servicer’s acts or omissions with respect to the services provided under the servicing agreement, subject to maximum liability amounts set forth in the servicing agreement. The maximum liability on the part of the servicers may be different for each servicer.

TAX CONSIDERATIONS

See “U.S. Federal Income Tax Consequences.”

ERISA CONSIDERATIONS

A fiduciary of any employee benefit plan or other plan or retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, also known as ERISA, or section 4975 of the Internal Revenue Code of 1986, as amended, also referred to as the Code, should carefully review with its legal advisors whether the plan’s purchase or holding of any class of securities could give rise to a transaction prohibited or subject to tax under ERISA or the Code.

RATINGS

All of the securities offered by a prospectus supplement will be rated in one of the four highest rating categories by at least one nationally recognized rating agency. The related prospectus supplement will specify the ratings for the securities.

THE TRUSTS

Each series of securities will be issued by one or more trusts. Each trust will be governed by a trust agreement. We will specify the owner trustee for each trust in the prospectus supplement for your securities. The activities of each trust will be limited to the following activities:

•                  Acquire, hold and sell trust student loans, the other trust assets and related proceeds;

•                  Issue the securities;

•                  Enter into derivative products and credit enhancement facilities;

•                  Make payments on the securities;

•                  Perform duties as specified in the related trust agreement; and

•                  Engage in other incidental or related activities.

Each trust will have only nominal initial capital. The proceeds from the sale of the related securities will be used to purchase the trust student loans.

Following the purchase of the trust student loans, the assets of the trust will include:

•                  The trust student loans themselves, legal title to which the owner trustee will hold;

•                  All funds collected on the trust student loans on or after the date specified in the prospectus supplement, including any guarantor or surety payments (amounts on deposit in any account may be invested in eligible investments as permitted by the related indenture);

•                  All funds and investments on deposit in the collection account, any reserve account, any pre-funding account and any other trust accounts or any other form of credit enhancement;

•                  Rights under the related transfer and servicing agreements, including the rights, if any, to require the sellers, the servicers or us to repurchase trust student loans from it under some conditions;

•                  Rights under the guaranty or surety agreements with guarantors or insurers; and

•                  Any other property described in the prospectus supplement.

The owner trust certificates will represent beneficial ownership of the assets of the trust and the notes will represent indebtedness of the trust secured by its assets. To facilitate servicing and to minimize administrative burden and expense, the servicers, directly or through a custodian, will retain possession of the promissory notes, credit agreements and other documents related to the trust student loans as custodians for the trust.

USE OF PROCEEDS

On the closing date specified in the applicable prospectus supplement, the trust will purchase the trust student loans from us and make an initial deposit into the reserve account, the pre-funding account, if any, and any other account described in the applicable prospectus supplement with the net proceeds of sale of the securities. The trust may also apply the net proceeds for other purposes to the extent described in the related prospectus supplement. We will use the money we receive for general corporate purposes, including purchasing the student loans and acquiring any credit or cash flow enhancement specified in the related prospectus supplement.

THE SPONSOR, THE FIRST MARBLEHEAD CORPORATION,
THE ADMINISTRATOR, THE SERVICERS AND THE CUSTODIANS

The Sponsor

The National Collegiate Funding LLC is a wholly-owned subsidiary of The First Marblehead Corporation and is the sponsor of the securitizations. We were formed in Delaware on March 13, 2003 as a limited liability company with a single member. We have only limited purposes, which include purchasing student loans from various sellers, transferring the student loans to the trusts and other incidental and related activities. We rely entirely on the securitizations in order to fund our purchase of the student loans. At the time of closing we have no continuing duties after the issuance of the securities either related to the securities or the trust student loans. However, under the terms of each deposit and sale agreement, upon discovery of a breach of any representation or warranty that has a materially adverse effect on the trust, we will have repurchase and reimbursement obligations that are substantially the same as those of the sellers. Our principal executive offices are at 800 Boylston Street, 34th Floor, Boston, Massachusetts 02199-8157, and our telephone number is (800) 895-4283.

For a description of the size, composition and growth of the sponsor’s portfolio of student loans that have been previously securitized and any material factors regarding origination or performance of prior securitizations see the related prospectus supplement.

For a description of the underwriting criteria and the relationship between the student loan guarantor and the sponsor see “Description of Student Loan Programs” below and “The Student Loan Guarantor” in the related prospectus supplement.

We have taken steps intended to prevent any application for relief by The First Marblehead Corporation under any insolvency law to result in consolidation of our assets and liabilities with those of The First Marblehead Corporation. We cannot, without the affirmative vote of 100% of our board of managers, including the affirmative vote of each independent manager, do any of the following:

•                  Engage in any business or activity other than our limited purposes (described above);

•                  Incur any indebtedness other than in certain limited circumstances;

•                  Dissolve or liquidate, in whole or in part;

•                  Consolidate with or merge into any other entity or convey or transfer our properties and assets substantially as an entirety to any entity; or

•                  Institute proceedings to be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against us, or file a petition seeking or consenting to, reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestor of the sellers or a substantial property, or make any assignment for the benefit of creditors, or admit in writing our inability to pay our debts generally as they become due, or take any action in furtherance of any of the above.

There can be no assurance that the activities of The First Marblehead Corporation or us would not result in a court concluding that some or all of the assets and liabilities of us, the sellers or the trusts should be substantively consolidated with or restored to or made a part of those of The First Marblehead Corporation in a proceeding under the Bankruptcy Code. If a court were to reach that conclusion or a filing were made under the Bankruptcy Code, or if an attempt were made to litigate any of the foregoing issues, then delays in distributions on the securities could occur or reductions in the amounts of the distributions could result.

The First Marblehead Corporation

The First Marblehead Corporation will act as structuring advisor to us. The First Marblehead Corporation provides outsourcing services for private education lending in the United States. The First Marblehead Corporation helps meet the growing demand for private education loans by providing financial and educational institutions, as well as business and other enterprises, with an integrated suite of services for designing and implementing student loan programs. The First Marblehead Corporation focuses primarily on loan programs for undergraduate, graduate and professional education, and, to a lesser degree, on continuing education programs, the primary and secondary school market, career training and study abroad programs. The First Marblehead Corporation is entitled to receive fees for the services it provides in connection with processing and securitizing its clients’ loans, including structural advisory fees, residuals and administration fees. From time to time, The First Marblehead Corporation may also receive fees for its services in securitizing private student loan portfolios from third parties. The First Marblehead Corporation’s subsidiary Union Federal Savings Bank is a federally chartered thrift that offers, as of the date of this prospectus, private student loans, residential retail mortgage loans, retail savings products and time deposit products. Private student loans funded by Union Federal Savings Bank are also deposited into the trusts for securitization.

The First Marblehead Corporation was formed as a limited partnership in 1991 and was incorporated in Delaware in August 1994. On October 31, 2003, The First Marblehead Corporation’s common stock was listed on the New York Stock Exchange under the symbol “FMD.”  The First Marblehead Corporation’s principal executive offices are located at 800 Boylston Street, 34th Floor, Boston, Massachusetts 02199-8157, and its telephone number is (800) 895-4283.

The First Marblehead Corporation is the beneficial owner of all of the outstanding capital stock of First Marblehead Data Services, Inc. and is the beneficial owner of all of the outstanding membership interests of The National Collegiate Funding LLC.

The Administrator

First Marblehead Data Services, Inc. will undertake specific administrative duties for each trust. Since its inception First Marblehead Data Services, Inc. has existed to administer certain securitization trusts and has no other material operations other than the administration of such trusts.

The services provided by the administrator include, among others:

•                  Responding to requests from borrowers, educational institutions, guarantors, the trustees and others with respect to the trust student loans;

•                  Administering our accounting and financial reporting activities, including maintaining financial records concerning the trust student loans and preparing annual operating budgets, statistical reports and cash flow projections to the extent required by an indenture; and

•                  Retaining and managing collection agents and other professional service providers to collect defaulted trust student loans.

The administrator will receive an administration fee specified in the related prospectus supplement. It may also receive reimbursement for expenses and charges, as specified in the related prospectus supplement. These amounts will be payable before any payments are made on the related securities, as specified in the related prospectus supplement.

It is anticipated that each trust will enter into an agreement with a third party to perform the duties and obligations of the administrator if First Marblehead Data Services, Inc. ceases to provide administrative services.

First Marblehead Data Services, Inc. was incorporated in Massachusetts in April 1996. First Marblehead Data Services, Inc.’s principal executive offices are located at 800 Boylston Street, 34th Floor, Boston, Massachusetts 02199-8157, and its telephone number is (800) 895-4283.

The Servicers

General. It is expected that the trust student loans will be serviced by one or more third party servicers. A description of each primary servicer will be provided in the applicable prospectus supplement to this prospectus. Each servicer has entered into or will enter into a servicing agreement or servicing agreements covering the student loans held by each trust. Under each servicing agreement, the servicer will be responsible for servicing, managing, maintaining custody of and making collections on the trust student loans.

Each servicer will receive a servicing fee, which in the case of any primary servicer will be specified in the related prospectus supplement. It will also receive reimbursement for expenses and charges, as specified in that prospectus supplement. The servicing fee and any portion of the servicing fee that remains unpaid from prior dates will be payable before any payments are made on the related securities unless any portion of the servicing fee is expressly subordinated to payments on the securities, as specified in the related prospectus supplement.

Each servicer will service the student loans acquired by us pursuant to the servicing agreement. Each servicer will pay for any claim, loss, liability or expense, including reasonable attorneys’ fees, which arises out of or relates to the servicer’s acts or omissions with respect to the services provided under the servicing agreement, subject to maximum liability amounts set forth in the applicable servicing agreement. The maximum liability on the part of the servicers may be different for each servicer.

Each servicing agreement will provide that a firm of independent public accountants will furnish to the trust and indenture trustee an annual report attesting to the such servicer’s assessment of compliance with the related servicing agreement, including all statutory provisions incorporated into the related servicing agreement. The accounting firm will base this report on its examination of various documents and records and on accounting and auditing procedures considered appropriate under the circumstances.

Each servicing agreement will require the related servicer to deliver to the trust and indenture trustee, concurrently with the compliance report, a certificate signed by an officer of the servicer stating that, to his knowledge, the servicer has fulfilled its obligations under the related servicing agreement. If there has been a material default, the officer’s certificate for that period will describe the default.

The Custodians. The indenture trustee and we will enter into a separate custodial agreement with each servicer, pursuant to which all trust student loans (including all trust student loans with respect to which the indenture trustee holds legal title) will be placed in the possession of the custodians, as agents of the indenture trustee, for the purpose of perfecting a security interest to the extent the trust student loans are evidenced by instruments.

The prospectus supplement for a series may contain additional information concerning the administrator, the servicers, the custodians or us.

DESCRIPTION OF STUDENT LOAN PROGRAMS

General

Several different lenders or other institutions will sell to us pools of student loans originated under various private student loan programs. We may acquire additional student loans originated pursuant to the loan programs and sold by the sellers pursuant to student loan purchase agreements entered into with The First Marblehead Corporation with amounts on deposit in the pre-funding account. None of the trust student loans purchased by us will be guaranteed directly or indirectly by the federal government or by any state, or by any federal or state agency.

The Student Loan Programs

The private student loan programs offered by each seller include, but are not limited to:

•                  Undergraduate creditworthy;

•                  Graduate creditworthy;

•                  Graduate creditready;

•                  Continuing education creditworthy;

•                  K-12 creditworthy;

•                  Health professions creditworthy; and

•                  Health professions creditready.

Changes in the loan programs will be described in the related prospectus supplement. Eligible students may be able to consolidate one or more loans into one loan. Consolidation loans may have different payment terms and interest rates. Specific terms regarding consolidation loans, if any, will be described in the related prospectus supplement.

Marketing Channels

The trust student loans are made up of loans that have been marketed under either Direct to Consumer loan programs or School Channel loan programs. Direct to Consumer loan programs are those marketed by lenders, businesses, unions, affinity groups or other organizations directly to prospective borrowers. School Channel loan programs are those marketed by lenders or third parties to student borrowers through the educational institutions those students attend.

Other marketing programs may be used to market the student loans as described in the related prospectus supplement.

Origination Processing

On behalf of the funding lenders and a private guarantor, First Marblehead Education Resources, Inc. provides outsourced loan origination, customer service, default prevention, default processing and other administrative services related to the trust student loans. Generally, the origination processing consists of three phases:  application processing, credit agreement processing, and disbursement.

Application Processing. Once a potential borrower submits application data for processing by internet, phone or mail, the origination system automatically generates and sends a confirmation notice, typically via e-mail, to the applicant. Customized third-party credit decision software then analyzes the submitted application data. Application data is automatically sent to credit bureaus, which generate and return a credit report. The credit decision software then applies the credit report data and all scoring parameters associated with the loan type, and a credit decision is generated. This automated underwriting process allows delivery of a loan application decision with respect to a significant majority of applications. Some applications with either incomplete information, information mismatches or scores close to cut-off are sent to a credit analyst for review. The initial determination is communicated to the applicant, primarily through email, informing him or her whether the application is conditionally approved, rejected or in review. The applicant receives instructions as to next steps and is provided a website navigation link to check his or her loan status. Access requires use of security protocols established during the application. Simultaneously, customer service platforms, including automated voice response, online status and customer service applications, are updated.

Credit Agreement Processing. Once a loan application is approved, a credit agreement is generated that contains the terms and conditions of the loan. For those lenders and borrowers that prefer electronic document delivery, an automated email is sent to the borrower, which contains a navigation link to prompt the borrower to access a secure website to retrieve the credit agreement and certain regulatory disclosures. The note can be viewed, downloaded and printed by the borrower and faxed or mailed back. For those lenders that do not participate in the electronic delivery system, or for those borrowers that prefer paper documentation, a pre-filled credit agreement is mailed to the borrower for signature and return by mail.

Disbursement. Once all applicant data, a signed credit agreement, evidence of enrollment and any income verification are received, the loan funds are disbursed with funds made available by the lenders. Depending on the loan program and type of disbursement, funds are either sent to the borrower or to the particular school, either directly or through a central disbursing agent.

First Marblehead Education Resources, Inc. was incorporated in Delaware on March 8, 2001. First Marblehead Education Resources, Inc.’s principal executive offices are located at 31 St. James Avenue, Boston, Massachusetts 02116, and its telephone number is (800) 895-4283.

Eligibility Requirements

To qualify, the applicant must meet the following eligibility requirements:

•                  The student borrower must be enrolled at least half-time for the loan period in question, except for continuing education loan borrowers. For all loans except K-12 loans and continuing education loans, the program in which the student is enrolled must be a degree- or certificate-granting program.

•                  The student borrower must be at least the age of majority in his or her state of residence at the time of the loan application (i.e., 18 years old, except 21 in Mississippi, and 19 in Alabama and Nebraska) or be at least 17 years old and apply with a qualified cosigner. This does not apply to K-12 loan students, because they are not signatories on their credit agreements.

•                  Joint application is not required. If a second signer is necessary to meet credit criteria, or desired by the borrowers, then both applicants become joint applicants for the benefit of the student and cosigners under the credit agreement. Borrower and cosigner(s) need to sign the application and credit agreement to be eligible for the loan.

•                  The applicant who meets the creditworthiness or creditreadiness criteria, as applicable, must be a United States citizen/national or a permanent resident alien of the United States.

The standards for school eligibility to participate in loan programs vary but generally include, without limitation:

•                  Accreditation as a degree-granting institution of higher education in the United States or Canada and proof thereof (for graduate loan programs, schools must be accredited to grant master and/or doctorate degrees, or the equivalent, in any professional field);

•                  A default rate as reported by the U.S. Department of Education;

•                  Proof that the school is operating legally in the state in which it is located; and

•                  Certification that the school is in compliance with all laws of that state concerning its education curriculum.

Credit Underwriting

Creditworthiness Criteria.

For loans other than creditready loans, creditworthiness is mandatory for at least one applicant for any loan. The following discusses what “creditworthiness” means.

•                  Credit Analysis.

The process of credit underwriting for all loan programs begins with obtaining an online credit bureau report for each applicant. This report is analyzed:

(i)                                     To determine if the credit score meets the minimum criteria for the particular loan program concerned, and

(ii)                                To determine if the credit bureau report meets the standards set forth below.

•                  Credit Bureau Report Criteria.

(i)                                   The credit bureau report must indicate a credit score that meets or exceeds the minimum requirement for the particular loan program concerned. For reconsideration, the underwriter must obtain an updated credit bureau report with a score that meets or exceeds the minimum requirement,

(ii)                                 At least 21 months of credit history,

(iii)                              No record of two (or more) 90-day delinquencies in the credit bureau file,

(iv)                              No record of both a 90-day delinquency and a 60-day or more delinquency in the credit bureau file,

(v)                                 No record of both a 90-day delinquency and any one trade line with three 30-day or more delinquencies in the credit bureau file,

(vi)                              No record of a paid or unpaid charged off, an account in collection status or a settled account of up to $400 within the past five years,

(vii)                         No record of a foreclosure, repossession, open judgment or suit, unpaid tax lien, or other negative public record items in the past seven years,

(viii)                      No record of a bankruptcy for up to ten years in the past, and

(ix)                              No record of a student loan default. A closed student loan default will be recognized as a charge-off on a trade line listed on the credit bureau report.

For a limited segment of pricing tiers of certain participant lenders, subsections (iii) – (vii) above may not apply.

In order to be “creditworthy,” a borrower must also meet the following employment, income, and length of residence criteria:

Employment and Income Verification.

In order to be “creditworthy”, a borrower must demonstrate proof of positive income, which proof shall take the form of one or more of the following, as applicable:

If the borrower is a wage earner:

(i)                                   Borrower must supply a pay stub dated within the past 60 days that states the employer’s name and employee’s name.

(ii)                                If the borrower cannot supply a pay stub or the pay stub is insufficient, alternative documentation can substitute, as follows:

(a)                                  A letter from employer(s) documenting start date(s), employment status and hours worked; or

(b)                                 Previous W-2 statement or the first two pages of the most recent federal tax return (signed by the borrower/taxpayer or, for electronically filed returns, accompanied by an IRS confirmation notice); or

(c)                                  A letter from employer(s) confirming disability, military, maternity, or other leave of absence; or

(d)                                 Verification by a third party provider of employment and income information.

(iii)                             Borrower must have been employed at current or former employers for a minimum of two (2) continuous years. Periods of disability, military, maternity, other leave of absence, or for loans where the application was received on or after May 5, 2006 and the applicants have a credit score of 700 or greater, a 60-day period of transition from one job to another will not be deducted from the time of employment.

(iv)                              If borrower is a student and wishes to have his/her wage income used in the loan decision, borrower must submit a pay stub no more than sixty (60) days old with year-to-date salary or a letter from employer(s) documenting start date(s), employment status and hours worked, or the first two pages of the most recent federal tax return (signed by the borrower/taxpayer or, for electronically filed returns, accompanied by an IRS confirmation notice).

Self-employed borrowers must submit a signed copy of the last two (2) years’ Federal personal income tax returns with all schedules. Also, the borrower must have been operating his or her business for a minimum of 24 months.

If borrower is retired, he/she must submit:

(i)                                     A copy of most recent pension statement (1099), or

(ii)                                  A copy of most recent social security income statement (1099), or

(iii)                               For loans where the application was received on or after May 5, 2006,

(a)                                  A copy of the first two pages of the most recent federal tax return, or

(b)                                 A copy of a bank statement showing auto-deposit of retirement income.

If borrower cites “other income” (interest, rental, alimony, capital gains, etc.) in application, he/she must submit a copy of the two most recent Federal personal income tax return (signed by the borrower/taxpayer) with all applicable schedules. Applicants who choose to rely on alimony, child support, or separate maintenance payments must also submit a complete copy of the divorce decree.

Notwithstanding the requirements set forth above, for those creditworthy cosigners (in loan programs other than the continuing education loan program) who meet the following criteria:

•                  A wage earner (NOT self-employed);

•                  Applies for $10,000 or less; and

•                  Has a credit score of 680 or greater;

the underwriter will request that the applicant verify income/employment by providing the documentation for a wage earner as described above.   If the creditworthy cosigner meeting the above criteria does not provide such documentation, then telephone verification of income and employment may substitute for the missing income and employment documentation at the reasonable discretion of the analyst processing the application.  No documentation waiver will be granted unless the analyst at least verifies the cosigner’s employment by telephone.

All other income and employment criteria will remain the same for self-employed individuals, retired individuals, students applying in their own name as creditworthy, continuing education loans, and borrowers applying for more than $10,000.

•                  Length of Residency.

If a borrower is applying on the basis of creditworthiness, then at least one creditworthy borrower must have:

(i)                                     resided at his/her current and immediately previous address for a period equal to or exceeding twelve (12) total consecutive months, and

(ii)                                  resided in the United States for the past two (2) years.

Creditreadiness Criteria.

In some programs students may borrow on their own signatures. Any such student borrower must be “creditready” but need not be “creditworthy.”  To be creditready, an applicant must meet the following:

•                  Credit Bureau Criteria.

The applicant must:

•                  have a credit score that meets the program minimum or

•                  have no credit score but also meet the credit bureau criteria (other than score and 21 month credit history) under “Creditworthiness Criteria” above.

•                  Judgmental Criteria.

If applicable, the judgmental criteria for a creditready borrower are the same as for a creditworthy borrower.

•                  Revolving Debt Criteria.

The underwriter will examine the credit bureau report to determine what percentage and amount of the applicant’s debt is revolving debt. If the total revolving debt listed on the credit bureau exceeds $15,000, and is greater than 70% of the applicant’s total revolving credit lines, the application may be approved only with the consent of the underwriter on a case-by-case basis.

•                  Length of Residency.

Residency requirements are the same for creditready and creditworthy borrowers. Accordingly, creditready borrowers must have:

(i)                                     resided at his/her current or immediately previous address for a period equal to or exceeding twelve (12) total months, and

(ii)                                  resided in the United States for the past two (2) years.

•                  Employment Criteria.

None.

Interest

The rate of interest is variable and adjusts monthly or quarterly on the first day of each calendar month or quarter, as applicable, and will be based on one of the following reference index rates:

•                  The London Interbank Offered Rate or LIBOR;

•                  A bank’s prime rate; or

•                  U.S. Treasury Bill rates.

The margin over the interest index is set by the sellers in the student loan notes and may be tiered to reflect the historic risk characteristics of borrowers, whose credit history places them in a particular tier of a tiered loan program.

Borrower Fees

For each student loan, an origination fee is added to the loan amount. The origination fee ranges from 0% to 12% at time of disbursement and 0% to 3% at time of repayment. The fee is computed as a percentage of the total of the amount advanced in cash and the fee. The sellers in turn may pay a guaranty fee to a guaranty agency, which may or may not match the amount charged to the borrower. The sellers may also elect to have tiered guaranty fees within a particular program to reflect historic rates of default for loan program borrowers with particular credit characteristics.

Repayment

Continuing education credit-worthy loans, graduate credit-worthy and credit-ready loans and health profession credit-worthy and credit-ready loans offer full deferment of principal and interest during in-school and grace periods. K-12 credit-worthy loans offer immediate repayment of principal and interest. Undergraduate credit-worthy loans offer immediate repayment of principal and interest, deferment of principal only and full deferment of principal and interest during in-school and grace periods. Generally, borrowers in undergraduate and graduate loan programs can obtain deferments for up to five years, and students who go on to medical and dental internship or residency after finishing an undergraduate or graduate degree can receive deferment for up to a total of eight years. In addition, after expiration of the initial deferment period, borrowers in some undergraduate loan programs may receive an additional five-year period of deferment during the repayment period to complete an additional degree. Continuing education loans have a maximum deferment period of two years and health profession loans may be deferred for up to six years. K-12 loan borrowers have no deferment period. When borrowers choose to defer interest, accrued interest is added to the outstanding loan balance either on a quarterly basis or when entering repayment of interest and principal. A hardship forbearance is available for medical or economic hardship for up to a maximum of twelve months during the life of a loan. Forbearance is administered by the servicers in accordance with the servicing guidelines. In addition to providing documentation regarding hardship, the borrower must agree to capitalize all interest accruing during the forbearance period. In general, each loan must be scheduled for repayment of principal and interest over a period of up to 20 years with a minimum monthly payment of $25.00. Loans over $40,000 may be repaid over 25 years.

THE STUDENT LOAN POOLS

We will purchase the trust student loans from sellers described in the related prospectus supplements for your securities out of the portfolio of student loans held by those sellers. The trust student loans must meet several criteria, including:

•                  The loan may be guaranteed or insured as to principal and interest by a private guarantor or insurer identified in the prospectus supplement.

•                  Each loan was originated in the United States, Canada, its territories or its possessions in accordance with the guidelines of the specific loan program.

•                  Each loan contains terms consistent with the program guidelines and the applicable guaranty agreements, if any.

•                  Each loan provides for periodic payments that will fully amortize the amount financed over its term to maturity, exclusive of any deferral or forbearance periods.

•                  Each loan satisfies any other criteria described in the related prospectus supplement.

The prospectus supplement for each series will provide information about the trust student loans in the related trust that will include:

•                  The composition of the pool;

•                  The distribution of the pool by loan type, payment status, interest rate, interest capitalization frequency during deferral period and remaining term to maturity;

•                  The borrowers’ states of residence; and

•                  The percentages of the trust student loans guaranteed by the applicable guarantors.

Delinquencies, Defaults, Claims and Net Losses

If a substantial portion of the trust student loans in the trust assets for a particular series of securities are guaranteed by a specific private guarantor, certain historical information about delinquencies, defaults, recoveries, guaranty claims and net losses of comparable guaranteed student loans to the trust student loans will be set forth in the related prospectus supplement. The delinquency, default, recoveries claim and net loss experience on any pool of trust student loans may not be comparable to this information.

Termination

For each trust, the obligations of the servicers, the owner trustee, the indenture trustee or us under the transfer and servicing agreements will terminate upon:

•                  The maturity or other liquidation of the last trust student loan and the disposition of any amount received upon liquidation of any remaining trust student loan; and

•                  The payment to the securityholders of all amounts required to be paid to them.

STATIC POOL INFORMATION

For each student loan pool discussed above, the sponsor will provide static pool information with respect to the experience of the sponsor, or other appropriate entity, in securitizing asset pools of the same type to the extent material.

With respect to each series of securities, the information referred to in this section will be provided through an internet web site at the address disclosed in the related prospectus supplement.

TRANSFER AND ADMINISTRATION AGREEMENTS

General

The following is a summary of certain terms of:

•                  The student loan purchase agreements, pursuant to which we will acquire the student loans from the sellers;

•                  The deposit and sale agreements, pursuant to which we will sell the student loans to the owner trustee on behalf of the trust; and

•                  The administration agreement, pursuant to which the administrator will undertake specific administrative duties for each trust.

The following summaries do not cover every detail of these agreements and are subject to all of the provisions of the agreements.

The Student Loan Purchase Agreements

The following is a summary of certain terms of the student loan purchase agreements pursuant to which the sellers have agreed to sell, from time to time, pools containing private education loans originated or otherwise held by them to The First Marblehead Corporation or to us, as an entity designated by The First Marblehead Corporation to acquire the loans.

Pursuant to each student loan purchase agreement, each seller makes representations and warranties with respect to each of the trust student loans. Although the representations and warranties are negotiated by each seller and there is some variance among the student loan purchase agreements, the representations and warranties generally include the following:

•                  Each of the trust student loans:  is the valid, binding and enforceable obligation of the borrower executing the same, and of any cosigner thereto, enforceable against each borrower, any student maker named therein, and any cosigner thereunder in accordance with its terms except as enforceability may be affected by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by equitable principles; if subject to a guaranty agreement, is covered by and entitled to the benefits of the guaranty; and is fully disbursed;

•                  At the time of origination, each trust student loan and any accompanying notices and disclosures conform in all material respects to all applicable state and federal laws, rules and regulations; each trust student loan was documented on forms set forth in the program guidelines and contained consumer loan terms and, if guaranteed, involved guaranty fees payable to a guaranty agency in strict conformity with the program guidelines; the origination of each trust student loan was conducted in substantial compliance with the program guidelines and in compliance in all material respects with all applicable state and federal laws concerning the actions of the seller; and the seller did not discriminate based upon the age (other than the laws limiting the capacity to enter into a binding contract), sex, race, national origin, color, religion or marital status of any borrower in making the trust student loan;

•                  At the time of origination, each trust student loan is in compliance with any applicable usury laws;

•                  There is no defense to payment, counterclaim or setoff with respect to any trust student loan (in the case of one seller, this representation is limited to at the time of origination); there is no action before any state or federal court, administrative or regulatory body, pending or threatened against the seller in which an adverse result would have a material adverse effect upon the validity or enforceability of the trust student loans originated by the seller;

•                  Each and every trust student loan included in the pool of trust student loans or acquired by us is owned by the seller and is free and clear of any liens, claims or demands of any person, and the seller has the absolute right to transfer the same to us; and

•                  With respect to each trust student loan acquired by us, the terms thereof have not been impaired, waived, altered or modified in any respect, except pursuant to written forbearance agreements in accordance with the requirements of the terms set forth in the program guidelines, and the trust student loan has been serviced at all times in substantial compliance with the program guidelines.

In the event any representation or warranty made by a seller pursuant to the student loan purchase agreement proves to be inaccurate or incomplete in any material respect as of the date when made, the seller has the right (but not the obligation) to elect to repurchase the affected trust student loan or loans for a cash purchase price equal to the outstanding principal balance thereof plus all accrued and unpaid interest. Whether or not the seller exercises the option, it has the obligation to indemnify us with respect to losses arising out of any material breach of its representations or warranties.

Deposit and Sale Agreement

On the closing date, we will sell to the owner trustee, on behalf of the trust, our entire interest in the student loans acquired by us from the sellers. Each student loan will be listed in an exhibit to the deposit and sale agreement. The related trustee concurrently with the sale will issue the notes and the certificates. The trust will apply net proceeds from the sale of the notes and the certificates to purchase the student loans from us.

In each deposit and sale agreement, we will make representations and warranties concerning the trust student loans to the related trust for the benefit of securityholders, including representations and warranties that are substantially the same as those made by the sellers to the depositor. Upon discovery of a breach of any representation or warranty that has a materially adverse effect on the trust, we will have repurchase and reimbursement obligations that are substantially the same as those of the sellers.

The Administration Agreement

First Marblehead Data Services, Inc., in its capacity as administrator, will enter into an administration agreement with each trust. The administrator will receive an administration fee specified in the related prospectus supplement. It may also receive reimbursement for expenses and charges, as specified in the related prospectus supplement. These amounts will be payable before the related securities, as specified in the related prospectus supplement.

DESCRIPTION OF THE NOTES

General

Each trust may issue one or more classes of notes under an indenture. We have filed the form of the indenture as an exhibit to the registration statement of which this prospectus is a part. The following summary describes the important terms of the notes and the indenture. It does not cover every detail of the notes or the indenture and is subject to all of the provisions of the notes and the indenture.

Principal and Interest on the Notes

The prospectus supplement will describe the timing and priority of payment, seniority, allocations of losses, note rate and amount of or method of determining payments of principal and interest on each class of notes. The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes of that series. Payments of interest on the notes will be made before payments of principal. Each class of notes may have a different note rate, which may be a fixed, variable, adjustable, auction-determined rate, any combination of these rates or a different rate specified in the related prospectus supplement. Classes of notes will have a stated principal or notional amount and will bear interest at a specified rate or may be entitled to:

•                  Principal distributions with disproportionately low, nominal or no interest distributions;

•                  Interest distributions with disproportionately low, nominal or no principal distributions;

•                  Distributions based on a combination of components; or

•                  Distributions limited to collections from a designated portion of assets in the related trust fund.

The related prospectus supplement will specify the rate of interest for each class of notes or the method for determining the note rate.

In the case of a series which includes two or more classes of notes, the prospectus supplement will describe the sequential order and priority of payment of principal and interest of each class. Payments of principal and interest of any class of notes will be on a pro rata basis among all the noteholders of that class.

DESCRIPTION OF THE CERTIFICATES

General

For each trust, one or more classes of certificates may be issued under the terms of a trust agreement. We have filed the form of the trust agreement as an exhibit to the registration statement of which this prospectus is a part. The following summary describes the important terms of the certificates and the trust agreement. It does not cover every term of the certificates or the trust agreement and it is subject to all of the provisions of the certificates and the trust agreement.

The certificates will be available for purchase in minimum denominations specified in the related prospectus supplement. Certificates of a given series owned by us or our affiliates will be entitled to equal and proportionate benefits under the applicable trust agreement, except that certificates owned by us or our affiliates will be deemed not to be outstanding for the purpose of disapproving the termination of the related trust upon the occurrence of an insolvency event involving us.

Distributions on the Certificate Balance

The prospectus supplement will describe the timing and priority of distributions, seniority, allocations of losses, certificate rate and amount of or method of determining distributions on the balance of the certificates. Distributions of return on the certificates will be made on each distribution date and will be made before distributions of the certificate balance. Each class of certificates may have a different certificate rate, which may be fixed, variable, adjustable, auction-determined, any combination of the foregoing or a different rate specified in the related prospectus supplement.

The related prospectus supplement will specify the certificate rate for each class of certificates or the method for determining the certificate rate. Distributions on the certificates of a given series may be subordinate to payments on the notes of that series as more fully described in the related prospectus supplement. Distributions in reduction of the certificate balance of any class of certificates will be made on a pro rata basis among all the certificateholders of that class.

Certificates may be entitled to:

•                  Principal distributions with disproportionately low, nominal or no interest distributions;

•                  Interest distributions with disproportionately low, nominal or no principal distributions;

•                  Distributions based on a combination of components; or

•                  Distributions limited to collections from a designated portion of assets in the related trust fund.

The related prospectus supplement will specify the timing, sequential order, priority of payment or amount of distributions on the certificate balance for each class.

CERTAIN INFORMATION REGARDING THE SECURITIES

Classes of securities may be entitled to:

•                  Principal distributions with disproportionately low, nominal or no interest distributions;

•                  Interest distributions with disproportionately low, nominal or no principal distributions;

•                  Distributions based on a combination of components; or

•                  Distributions limited to collections from a designated portion of assets in the related trust fund.

Each class of securities that is interest bearing may be fixed rate securities that bear interest at a fixed annual rate or floating rate securities that bear interest at a variable or adjustable annual rate, as more fully described below and in the applicable prospectus supplement.

Fixed Rate Securities

Each class of fixed rate securities will bear interest or return at the annual rate specified in the applicable prospectus supplement. Interest on each class of fixed rate securities will be computed as specified in the applicable prospectus supplement.

Floating Rate Securities

Each class of floating rate securities will bear interest at an annual rate determined by reference to an interest rate index, plus or minus any spread, and multiplied by any spread multiplier, specified in the related prospectus supplement. The applicable prospectus supplement will designate the interest rate index for a floating rate security. The index may be based on LIBOR, a commercial paper rate, a federal funds rate, a U.S. Treasury securities rate or a negotiable certificate of deposit rate.

Floating rate securities also may have either or both of the following:

•                  A maximum limitation, or ceiling, on its interest rate; and

•                  A minimum limitation, or floor, on its interest rate.

In addition to any prescribed maximum interest rate, the interest rate applicable to any class of floating rate securities will in no event be higher than any maximum rate permitted by law.

The administrator or the indenture trustee for each trust that issues a class of floating rate securities will calculate interest on that class. In the absence of manifest error, all determinations of interest by the administrator or the indenture trustee will be conclusive for all purposes and binding on the holders of the floating rate securities.

LIBOR Rate Securities

The LIBOR rate securities will be dated their date of issuance and will have a stated maturity set forth in the applicable prospectus supplement. Interest on the LIBOR rate securities will be paid in arrears on each distribution date. The distribution date for the LIBOR rate securities will be the business day specified in the prospectus supplement following the end of the interest accrual period for the securities specified in the prospectus supplement. The amount of interest payable to registered owners of LIBOR rate securities for any interest accrual period will be calculated on the basis of a 360-day year for the number of days actually elapsed. The interest rate will be the LIBOR rate for the interest accrual period for the securities plus the margin specified in the related prospectus supplement. Principal on the LIBOR rate securities will be payable as specified in the applicable prospectus supplement.

The interest rate payable on the LIBOR rate securities may be subject to limitations described in the related prospectus supplement.

If so provided in the related prospectus supplement, a trust may enter into a LIBOR security derivative product agreement. Under the terms of the agreement, the counterparty will pay to the trust the excess, if any, of the LIBOR rate for the securities over the adjusted student loan rate as provided by the terms of the agreement. The indenture trustee will use those funds to make interest payments on the securities at the LIBOR rate. If these payments are made by the counterparty, the counterparty will become entitled to reimbursement from money remaining in the collection account on any distribution date after payment of interest and principal due on the securities and, if necessary, replenishment of the reserve account to the required minimum balance.

Accrual Securities

Accrual securities will be entitled to payments of accrued interest commencing only on the interest payment date, or under the circumstances specified in the related prospectus supplement. Prior to the time interest is payable on any class of accrual securities, the amount of accrued interest will be added to the principal balance thereof on each interest payment date. The principal balance of the accrual securities will begin to be paid from available funds received with respect to the trust student loans after the date that accrued interest is no longer being added to the principal balance of the securities. Accrued interest for each interest payment date will be equal to interest at the applicable interest rate accrued for a specified period (generally the period between interest payment dates) on the outstanding principal balance thereof immediately prior to the interest payment date.

Original Issue Discount Securities

Original issue discount securities will have a stated maturity set forth in the applicable prospectus supplement. The securities will be issued at a discount from the principal amount payable at maturity. The securities may have a “zero coupon” and currently pay no interest, or may pay interest at a rate that is below market rates at the time of issuance. For original issue discount securities, all or some portion of the interest due will accrue during the life of the security and be paid only at maturity or upon earlier redemption. Each holder of an original issue discount security will be required to include in current income a ratable portion of the original issue discount, even though the holder may not receive any payment of interest during the period.

Distributions

Beginning on the distribution date specified in the related prospectus supplement, the applicable trustee will make distributions of principal and/or interest on each class of securities.

Credit and Cash Flow or other Enhancement or Derivative Arrangements

General. The trust fund may include one or more credit or cash flow enhancement or derivative arrangements, as described in this section. All credit or cash flow enhancement or derivative arrangements included in any trust fund will be used only in a manner that reduces or alters risk resulting from the student loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the student loans or other assets in the pool. The related prospectus supplement will describe the amounts and types of credit or cash flow enhancement or derivative arrangements for each series. If provided in the related prospectus supplement, credit or cash flow enhancement or derivative arrangements may take the form of:

•                  Subordination of one or more classes of securities;

•                  Reserve accounts;

•                  Excess interest on the student loans;

•                  Overcollateralization;

•                  Letters of credit, or credit or liquidity facilities;

•                  Financial insurance;

•                  Surety bonds;

•                  Guaranty on the student loans together with certain guaranty fees pledged to secure payments of claims on defaulted student loans;

•                  Guaranteed investment contracts;

•                  Interest rate, currency swaps and cap agreements;

•                  Interest rate protection agreements;

•                  Repurchase obligations;

•                  Yield protection agreements; or

•                  Any combination of the foregoing.

The presence of a reserve account and other forms of credit or liquidity enhancement is intended to enhance the likelihood of receipt by the securityholders of the full amount of distributions when due and to decrease the likelihood that the securityholders will experience losses.

Credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of all distributions. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders will bear their allocable share of deficiencies, as described in the related prospectus supplement. In addition, if a form of credit enhancement covers more than one series of securities, securityholders of any of those series will be subject to the risk that the credit enhancement will be exhausted by the claims of securityholders of other series.

Subordination. If so provided in the related prospectus supplement, one or more classes of securities of a series may be subordinate securities. Subordinate securities may be offered securities. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate securities to receive distributions on any distribution date will be subordinated to the corresponding rights of the holders of senior securities. In addition, as provided in the prospectus supplement, losses or shortfalls will be allocated to subordinate securities before they are allocated to more senior securities. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) some types of losses or shortfalls. The related prospectus supplement will set forth information concerning the manner and amount of subordination provided by a class or classes of subordinate securities in a series and the circumstances under which the subordination will be available.

Reserve Account. If so provided in the related prospectus supplement, a reserve account will be established for each series of securities. The indenture trustee will maintain the reserve account. It will be funded by an initial deposit by the trust. As further described in the related prospectus supplement, the amount on deposit in the reserve account may be increased after the closing date. Any increase will be funded by deposits into the reserve account of some or all of the amount of collections on the related trust student loans remaining on each distribution date after the payment of all other required payments. The related prospectus supplement will describe the circumstances in which amounts in any reserve account will be available to cover shortfalls in payments due on the notes and certain expenses of the trust. The related prospectus supplement will describe the circumstances and manner in which distributions may be made out of the reserve account.

Overcollateralization. If so provided in the related prospectus supplement, interest collections on the student loans may exceed interest payments on the offered securities for the related distribution date. The excess interest may be deposited into a reserve fund or applied as a payment of principal or interest on the securities. To the extent excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the outstanding balance of the student loans, thereby creating overcollateralization and additional protection to the securityholders, as provided in the related prospectus supplement. If so provided in the related prospectus supplement, overcollateralization may also be provided as to any series of securities by the issuance of securities in an initial aggregate principal amount which is less than the aggregate principal amount of the related student loans.

Letters of credit, credit and liquidity facilities. If any component of credit enhancement as to the offered securities of a series is to be provided by a letter of credit or line of credit or other liquidity facility, a bank will deliver to the related trustee an irrevocable letter of credit or funding commitment, as applicable. The letter of credit or line of credit or other liquidity facility may provide direct coverage with respect to the student loans. The bank that delivered the letter of credit or line of credit or other liquidity facility, as well as the amount available thereunder with respect to each component of credit enhancement, will be provided in the applicable prospectus supplement. If so provided in the related prospectus supplement, the letter of credit or line of credit or other liquidity facility may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit or line of credit or other liquidity facility will, in all cases, be reduced to the extent of any unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The letter of credit or line of credit or other liquidity facility will expire on the expiration date set forth in the related prospectus supplement, unless earlier terminated or extended in accordance with its terms.

Financial insurance. If so provided in the related prospectus supplement, financial insurance may be obtained and maintained for a class or classes of securities. The insurer with respect to financial insurance will be described in the related prospectus supplement.

The financial insurance will be unconditional and irrevocable and will guarantee to holders of the applicable securities that an amount equal to the full amount of payments due to the holders will be received by the trustee or its agent on behalf of the holders for payment on each distribution date. The specific terms of any financial insurance will be set forth in the related prospectus supplement. Financial insurance may have limitations and generally will not insure the obligation of the repurchase and reimbursement obligations of the sellers and will not guarantee any specific rate of principal payments. The insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial insurance.

Surety bonds. If so provided in the related prospectus supplement, a surety bond may be obtained and maintained for a class or classes of securities. The surety bond provider will be described in the related prospectus supplement.

The surety bond will be unconditional and irrevocable and will guarantee to the issuer that an amount equal to the full amount of payments due to the issuer from a person obligated to make payments to the issuer (other than payments on the student loans by the borrowers) will be received by the trustee or its agent on behalf of the issuer. The specific terms of any surety bond will be set forth in the related prospectus supplement. The surety bond may have limitations. The surety bond provider will be subrogated to the rights of the issuer to the extent the surety bond provider makes payments under the surety bond.

Guaranteed investment contracts. If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The principal terms of a guaranteed investment contract, and the identity of the obligor, will be described in the prospectus supplement for a series of notes.

Interest rate, currency swaps and cap agreements. The trust fund may include one or more derivative instruments, including interest rate, currency swaps and cap agreements. All interest rate, currency swaps and cap agreements included in any trust fund will be used only in a manner that reduces or alters risk resulting from the student loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the student loans or other assets in the pool.

The trustee on behalf of a trust fund may enter into interest rate, currency swaps and related caps, floors and collars to minimize the risk to securityholders from adverse changes in interest rates or to provide credit support.

An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or “notional” principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank’s prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates.

There can be no assurance that the trustee will be able to enter into or offset interest rate, currency swaps and cap agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the interest rate, currency swaps and cap agreements may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate an interest rate or currency swap or cap agreement when it would be economically advantageous to the trust fund to do so.

Interest rate and yield protection agreements. The trust fund may include one or more derivative instruments, including interest rate protection and yield protection agreements. All interest rate protection and yield protection agreements included in any trust fund will be used only in a manner that reduces or alters risk resulting from the student loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the student loans or other assets in the pool.

The trustee on behalf of a trust fund may enter into interest rate protection and yield protection agreements that do not involve swap agreements or other notional principal contracts, which may be entered into to supplement the interest rate or other rates on one or more classes of the securities of any series.

There can be no assurance that the trustee will be able to enter into interest rate protection and yield protection agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the interest rate protection and yield protection agreements may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate an interest rate protection or yield protection agreement when it would be economically advantageous to the trust fund to do so.

Repurchase obligations. Each of the sellers is generally obligated to repurchase any trust student loan as a result of a breach of any of its representations and warranties contained in its student loan purchase agreement and each of the servicers is obligated to purchase any trust student loan pursuant to its servicing agreement as a result of a breach of certain covenants with respect to the trust student loan, in each case where the breach materially adversely affects the interests of the securityholders in that trust student loan and is not cured within the applicable cure period. See “Transfer and Administration Agreements – The Student Loan Purchase Agreements.”

Auction Rate Securities Auction Procedures

If a class of securities is offered by a prospectus supplement that has an auction-determined rate, the securities will be subject to the auction procedures. By purchasing auction rate securities, whether in an auction or otherwise, each prospective purchaser will be deemed to have agreed to participate in auctions on the terms described herein; and so long as the beneficial ownership of the auction rate securities is maintained in book-entry form to sell, transfer or otherwise dispose of the auction rate securities only pursuant to a bid or sell order in an auction conducted pursuant to the procedures described herein or to or through a specified broker-dealer; provided, that in the case of all transfers other than those pursuant to an auction, either the beneficial owner of the auction rate securities so transferred, its participant or specified broker-dealer advises the agent conducting the auction of the transfer.

Interest on the auction rate securities will accrue daily and will be computed for the actual number of days elapsed on the basis of a year consisting of 360 days. Interest and, if applicable, principal on the auction rate securities will be payable on the first business day following the expiration of each interest period for the auction rate securities.

Summary of Auction Procedures. The following summarizes certain procedures that will be used in determining the interest rates on any auction rate securities. Prospective investors in the auction rate securities should read carefully the following summary.

The interest rate on the auction rate securities will be determined periodically by means of a “Dutch auction.”  In this Dutch auction, current investors and potential investors submit orders through an eligible broker-dealer, which has been engaged to perform this function for the related issuing entity, as to the principal amount of auction rate securities the investors wish to buy, hold or sell at various interest rates. The broker-dealers submit their clients’ orders to the auction agent, who processes all orders submitted by all eligible broker-dealers and determines the interest rate for the upcoming interest period. The broker-dealers are notified by the auction agent of the interest rate for the upcoming interest period and are provided with settlement instructions relating to purchases and sales of auction rate securities. Auction rate securities will be purchased and sold pursuant to the auction procedures at a price equal to their then-outstanding principal balance plus, in the case of any auction during a daily auction period, accrued interest to the date of sale or purchase. The auction agent and broker-dealers will be listed in the applicable prospectus supplement. The prospectus supplement will also set forth the fees of the auction agent and the broker-dealers.

In the auction procedures, the following types of orders may be submitted:

(a)   Hold Orders:  an order by a current investor to hold some or all of its auction rate securities for the upcoming interest period without regard to the auction rate;

(b)   Sell Orders:  an order by a current investor to sell a specified principal amount of auction rate securities, regardless of the upcoming interest rate; and

(c)   Bid Orders:  the minimum interest rate that a potential investor (or a current investor wishing to purchase additional auction rate securities) is willing to accept in order to buy a specified principal amount of auction rate securities or that a current investor is willing to accept in order to continue to hold a specified principal amount of auction rate securities.

If an existing investor does not submit orders with respect to all of its auction rate securities, the investor will be deemed to have submitted a hold order at the new interest rate for that portion of the auction rate securities for which no order was received.

The following example, which is not based upon current market conditions, is included solely to illustrate how the above-described procedures are used in determining the interest rate on the auction rate securities.

(a)   Assumptions:

(1)                                  Denominations (Units) = $50,000

(2)                                  Interest Period = 28 Days

(3)                                  Principal Amount Outstanding = $50 Million (1000 Units)

(b)   Summary of All Orders Received for the Auction:

Bid Orders	Sell Orders	Potential Bid Orders
20 Units at 2.90%	100 Units Sell	40 Units at 2.95%
60 Units at 3.02%	100 Units Sell	60 Units at 3.00%
120 Units at 3.05%	200 Units Sell	100 Units at 3.05%
200 Units at 3.10%	400 Units Total	100 Units at 3.10%
200 Units at 3.12%		100 Units at 3.11%
600 Units Total		100 Units at 3.14%
200 Units at 3.15%
700 Units Total

Total units under existing bid orders and sell orders always equal issue size (in this case 1000 units), less any units held by investors not submitting a bid (in this case 0 units).

(c)   Auction Agent Organizes Orders in Ascending Order:

Order Number	Number of Units		Cumulative Total (Units)	Order %	Number	Cumulative of Units		Total (Units)%

1	20	(W)	20	2.90%	7	200	(W)	600	3.10%
2	40	(W)	60	2.95%	8	100	(W)	750	3.10%
3	60	(W)	120	3.00%	9	100	(W)	800	3.11%
4	60	(W)	180	3.02%	10	200	(W)	1000	3.12%
5	120	(W)	400	3.05%	11	100	(L)		3.14%
6	100	(W)	280	3.05%	12	200	(L)		3.15%

(W) Winning Order; (L) Losing Order

Order #10 is the order that clears the market of all available units. All winning orders are awarded the winning rate (in this case, 3.12%) as the interest rate for the next period that interest will accrue when another auction will be held. Multiple orders at the winning rate are allocated units on a pro rata basis, with bid orders of existing holders given priority. Notwithstanding the foregoing, in no event will the interest rate exceed the maximum interest rate under the indenture.

The above example assumes that a successful auction has occurred (i.e., the number of units that are the subject of bids by potential owners specifying rates not higher than the maximum rate is not less than the number of units that are subject of sell orders). In certain circumstances, there may be insufficient potential bid orders to purchase all the auction rate securities offered for sale. In these circumstances, the interest rate for the upcoming auction rate security interest period will equal the maximum rate. Also, if all the auction rate securities are subject to hold orders (i.e., each holder of auction rate securities wishes to continue holding its auction rate securities, regardless of the interest rate) the interest rate for the upcoming auction rate security interest period will equal the lesser of the maximum rate and the all hold rate which will be set forth in the applicable prospectus supplement.

As stated above, the foregoing is only a summary of the auction procedures. A more detailed description of these procedures is contained in the form of indenture filed as an exhibit to the registration statement.

The Indenture

The following is a summary of some of the provisions of the indenture. This summary is not comprehensive and reference should be made to the indenture for a full and complete statement of its provisions.

Parity and Priority of Lien. The provisions of each trust’s indenture are generally for the equal benefit, protection and security of the registered owners of all of the notes issued by that trust. However, a class of senior notes will have priority over a class of subordinated notes with respect to payments of principal and interest.

The revenues and other money, trust student loans and other assets each trust pledges under its indenture will be free and clear of any pledge, lien, charge or encumbrance, other than that created by the indenture. Except as otherwise provided in the indenture, a trust:

•                  Will not create or voluntarily permit to be created any debt, lien or charge on the trust student loans which would be on a parity with, subordinate to, or prior to the lien under the indenture;

•                  Will not take any action or fail to take any action that would result in the lien under the indenture, or the priority of that lien for the obligations thereby secured, being lost or impaired; and

•                  Will pay or cause to be paid, or will make adequate provisions for the satisfaction and discharge, of all lawful claims and demands which if unpaid might by law be given precedence to or any equality with the indenture as a lien or charge upon the trust student loans.

Representations and Warranties. Each trust will represent and warrant in its indenture that:

•                  It is duly authorized under the Delaware Statutory Trust Act to create and issue the notes and to execute and deliver the indenture and any derivative product, and to make the pledge to the payment of notes and any company derivative payments under the indenture;

•                  All necessary trust action for the creation and issuance of the notes and the execution and delivery of the indenture and any derivative product has been duly and effectively taken; and

•                  The notes in the hands of the registered owners of the notes and any derivative product are and will be valid and enforceable special limited obligations of the trust secured by and payable solely from the trust’s assets.

Modification of Indenture. With the consent of the noteholders holding a majority of the outstanding amount of the most senior classes of notes then outstanding, the indenture trustee and the trust may execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the indenture with respect to the notes, or to modify (except as provided below) in any manner the rights of the noteholders. The holders of any class of interest only notes will not be entitled to exercise any voting rights.

However, without the consent of the holder of each outstanding note affected thereby, no supplemental indenture will:

•                  Change the date of payment of any installment of principal of or interest on each class of notes, or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which the note or any interest thereon is payable;

•                  Impair the right to institute suit for the enforcement of certain provisions of the indenture regarding payment;

•                  Reduce the percentage of the aggregate amount of the outstanding notes, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the indenture or of certain defaults thereunder and their consequences as provided for in the indenture;

•                  Modify or alter the provisions of the indenture regarding the voting of notes;

•                  Reduce the percentage of the aggregate outstanding amount of the notes, the consent of the holders of which is required to direct the indenture trustee to sell or liquidate the trust student loans if the proceeds of the sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding notes;

•                  Decrease the percentage of the aggregate principal amount of the notes required to amend the sections of the indenture which specify the applicable percentage of aggregate principal amount of the notes necessary to amend the indenture or certain other related agreements;

•                  Modify any of the provisions of the indenture that affect the calculation of the amount of any payment of interest or principal due on any applicable note on any distribution date (including the calculation of any of the individual components of the calculation) or to affect the rights of the holders of the notes to the benefit of any provisions for the mandatory redemption of the notes contained in the indenture; or

•                  Permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on the collateral or deprive the holder of any note of the security afforded by the lien of the indenture.

The trust and the indenture trustee may also enter into supplemental indentures without obtaining the consent of noteholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture, including changing the auction procedures (such as the bidding process) for the auction rate notes, or of modifying in any manner the rights of noteholders so long as the rating agencies confirm their then outstanding ratings of the notes and the action will not, in the opinion of counsel satisfactory to the indenture trustee, materially affect the interest of any noteholder.

Events of Default; Rights upon Event of Default. With respect to the notes, an “event of default” under the indenture will include the following:

•                  A default for three business days or more in the payment of any interest on any note after the same becomes due and payable; provided however, that so long as the senior notes are outstanding, each holder of any subordinate note will be deemed to have consented to the delay in payment of interest on the subordinate note and to have waived its right to institute suit for enforcement of the payment;

•                  A default in the payment of the principal of any note other than an interest only note when the same becomes due and payable (but only to the extent of available funds) or on the final maturity date with respect thereto;

•                  A default in the observance or performance of any covenant or agreement of the trust made in the transaction documents and the continuation of the default for a period of 30 days after notice thereof is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% in principal amount of any notes then outstanding;

•                  Any representation or warranty made by the trust in the transaction documents or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and the breach is not cured within 30 days after notice thereof is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% in principal amount of the notes then outstanding; or

•                  Certain events of bankruptcy, insolvency, receivership or liquidation of the trust.

However, the amount of principal required to be distributed to noteholders under the indenture on any distribution date will generally be limited to amounts available after payment of all prior obligations of the trust. The failure to pay principal on a class of notes generally will not result in the occurrence of an event of default until the final maturity date for the class of notes.

If an event of default should occur and be continuing with respect to the notes, the indenture trustee at the direction of the noteholders representing a majority of the outstanding amount of the most senior classes of notes then outstanding, voting as a single class, may declare the principal of all the notes to be immediately due and payable. This declaration may be rescinded at the direction of such noteholders if the trust has paid or deposited with the indenture trustee a sum equal to all amounts then due with respect to the notes (without giving effect to this acceleration) and all events of default, other than the nonpayment of the principal of the notes that has become due solely by this acceleration, have been cured or, under the circumstances described below, waived. If provided in the related prospectus supplement that none of the notes sold will be senior notes, the prospectus supplement will describe the noteholders or other persons who will give direction to the indenture trustee in the event of a default. If the notes have the benefit of financial insurance, the insurer will usually be specified as the “interested party” to give direction to the indenture trustee.

After the occurrence of an event of default or following acceleration of the notes due to a default for three business days or more in the payment of interest on any note after the interest becomes due and payable or a default in the payment of principal, no interest or principal will be paid to the subordinate noteholders until all senior notes have been paid in full.

Upon an event of default under the indenture, the noteholders representing a majority of the outstanding amount of the most senior classes of notes then outstanding will have the right to exercise remedies on behalf of all the noteholders.

If an event of default shall have occurred and be continuing, the indenture trustee may, or shall at the direction of the noteholders representing a majority of the outstanding amount of the most senior classes of notes then outstanding, sell the trust student loans, subject to certain conditions set forth in the indenture.

If the notes have been declared to be due and payable following an event of default, the indenture trustee may, in its discretion, exercise remedies as a secured party, require the indenture trustee to sell the trust student loans or elect to have the indenture trustee maintain possession of the trust student loans and continue to apply collections with respect to the trust student loans as if there had been no declaration of acceleration.

However, the indenture trustee is prohibited from selling the trust student loans following an event of default, other than a default in the payment of any principal or a default for three business days or more in the payment of any interest on any note, unless:

•                  The holders of all outstanding senior notes consent to the sale;

•                  The proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes at the date of the sale; or

•                  The indenture trustee determines that the collections on the trust student loans would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate principal amount of the senior notes then outstanding.

A sale also requires the consent of all the subordinate noteholders unless the proceeds of a sale would be sufficient to discharge all unpaid amounts on the subordinate notes.

Noteholders representing a majority of the outstanding amount of the most senior classes of notes then outstanding (or if only one class is affected, a majority of the outstanding amount of that class) will have the right in certain cases to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, and the noteholders representing a majority of the outstanding amount of the most senior classes of notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes.

No noteholder will have the right to institute any proceeding with respect to the indenture, unless:

•                  The noteholder previously has given to the indenture trustee written notice of a continuing event of default;

•                  The holders of not less than 25% in principal amount of the outstanding notes have requested in writing that the indenture trustee institute the proceeding in its own name as indenture trustee;

•                  The holder or holders have offered the indenture trustee reasonable indemnity;

•                  The indenture trustee has for 60 days failed to institute the proceeding; and

•                  No direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of a majority of the outstanding senior notes.

In addition, the indenture trustee and the noteholders will covenant that they will not at any time institute against the trust or join in any institution against the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

With respect to the trust, none of the indenture trustee, the sellers or, as applicable, the administrator, the back-up administrator, the servicers or any holder of a certificate, or any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the trust contained in the indenture.

Certain Covenants. The indenture will provide that the trust may not consolidate with or merge into any other entity, unless:

•                  The entity formed by or surviving the consolidation or merger is organized under the laws of the United States of America, any state thereof or the District of Columbia;

•                  The entity expressly assumes the trust’s obligation to make due and punctual payments upon the notes and the performance or observance of every agreement and covenant of the trust under the indenture;

•                  No event of default will have occurred and be continuing immediately after the merger or consolidation;

•                  The trust has been advised that the ratings of the notes would not be reduced or withdrawn by the rating agencies as a result of the merger or consolidation; and

•                  The trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse federal tax consequence to the trust or to any noteholder.

The trust will not, among other things:

•                  Except as expressly permitted or required by the indenture, the student loan purchase agreements or certain related documents, sell, transfer, exchange or otherwise dispose of any of the assets of the trust;

•                  Claim any credit on or make any deduction from the principal and interest payable in respect of the notes (other than amounts withheld under the Internal Revenue Code of 1986, as amended, also referred to as the Code, or applicable state law) or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the trust;

•                  Permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted thereby; or

•                  Permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the trust or any part thereof, or any interest therein or the proceeds thereof, except as expressly permitted by the indenture, the student loan purchase agreements or certain related documents.

The trust may not engage in any activity other than financing, purchasing, owning, selling and servicing student loans and the other assets of the trust, in each case in the manner contemplated by the indenture, the student loan purchase agreements or certain related documents and activities incidental thereto. The trust will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the notes and the indenture or otherwise in accordance with the student loan purchase agreements or certain related documents.

Statements to Indenture Trustee and Trust. Before each quarterly distribution date, the administrator will provide to the indenture trustee (with a copy to the owner trustee and the rating agencies) for the indenture trustee to forward to each holder of record of the applicable class of notes a statement setting forth at least the following information as to the notes, to the extent applicable:

(a)   The amount of the distribution allocable to principal of each class of notes;

(b)   The amount of the distribution allocable to interest on each class of notes, together with the interest rates applicable with respect thereto;

(c)   The pool balance as of the close of business on the last day of the preceding collection period, after giving effect to the related payments allocated to principal reported under clause (a) above;

(d)   The aggregate outstanding principal balance or notional amount, as applicable, of each class of notes as of the quarterly distribution date, after giving effect to related payments allocated to principal reported under clause (a) above;

(e)   For each quarterly distribution date, the amount of fees and expenses paid to the indenture trustee and the owner trustee; the amount of the servicing fee paid to each servicer; the amount of fees and expenses paid to each broker-dealer and the auction agent, if any; the amount of fees paid to a guaranty agency; the amount of the administration fee paid to the administrator; the amount of the back-up administration fee paid to the back-up administrator, and, in each case, with respect to the collection period, together with the amount, if any, remaining unpaid after giving effect to all payments;

(f)    For each quarterly distribution date, the amount of the aggregate realized losses for the trust student loans, if any, for the collection period and the balance of the trust student loans that are delinquent in each delinquency period as of the end of the collection period;

(g)   The balance of the reserve account on the quarterly distribution date, after giving effect to changes therein on the quarterly distribution date;

(h)   The amount of any interest and expense withdrawal from the reserve account on the quarterly distribution date; and the amount of any withdrawal from any pre-funding account to purchase additional student loans;

(i)    For quarterly distribution dates during the funding period, any remaining pre-funded amount on the quarterly distribution date, after giving effect to changes therein during the related collection period;

(j)    For the first quarterly distribution date on or following the end of any funding period, the amount of any remaining pre-funded amount that has not been used to purchase additional student loans and has been deposited in the collection account;

(k)   The amount of any rehabilitated trust student loans purchased by the trust on the quarterly distribution date; and

(l)    The amount of any advances made by the administrator to the trust.

Before each auction rate note interest payment date, the administrator will provide to the indenture trustee (with a copy to the owner trustee and the rating agencies) for the indenture trustee to forward to each holder of record of the applicable class of notes a statement setting forth the information in clauses (a) and (b) above with respect to the related auction rate notes.

A copy of the statements referred to above may be obtained by any noteholder by a written request to the indenture trustee.

Annual Compliance Statement. The trust will be required to file annually with the indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

Satisfaction and Discharge of Indenture. The indenture will be discharged with respect to the collateral securing the notes upon the delivery to the indenture trustee for cancellation of all notes or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all notes.

The Indenture Trustee. The indenture trustee may resign at any time, in which event the administrator will be obligated to appoint a successor indenture trustee. The administrator may also remove the indenture trustee if the indenture trustee ceases to be eligible to continue as indenture trustee under the indenture or if the indenture trustee becomes insolvent. In these circumstances, the administrator will be obligated to appoint a successor indenture trustee. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee does not become effective until acceptance of the appointment by the successor indenture trustee.

Insolvency Events

If a trust becomes insolvent, the trust student loans will be liquidated and the trust will be terminated after the insolvency event, or as described in the related prospectus supplement. Promptly after the occurrence of an insolvency event, notice must be given to the securityholders. Any failure to give any required notice, however, will not prevent or delay termination of that trust. Upon termination of the trust, the administrator, on behalf of the owner trustee, will direct the indenture trustee promptly to sell the assets of the trust other than the trust accounts in a commercially reasonable manner and on commercially reasonable terms.

The proceeds from any liquidation of the trust student loans will be treated as collections on the loans and will be deposited in the collection account for that trust. If the proceeds and other available assets are not sufficient to pay the securities of that series in full, some or all of the securityholders will incur a loss.

List of Securityholders

Holders of the securities may by written request to the indenture trustee obtain a list of all securityholders for communicating with other securityholders regarding their rights under the indenture or under the securities. The indenture trustee may elect not to give the securityholders access to the list if it agrees to mail the desired communication or proxy, for and at the expense of the requesting securityholders, to all securityholders of that series.

Reports to Securityholders

On each distribution date, the administrator will provide to securityholders of record as of the distribution date a statement containing substantially the same information as is required to be provided on the periodic report to the indenture trustee and the trust under the administration agreement. Those statements will be filed with the Securities and Exchange Commission during the period required by Rule 15d-1 under the Securities Exchange Act of 1934, as amended. The statements provided to securityholders will not constitute financial statements prepared in accordance with generally accepted accounting principles.

Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the owner trustee will mail to each person, who at any time during that calendar year was a securityholder and who received a payment from that trust, a statement containing certain information to enable it to prepare its federal income tax return.

Weighted Average Lives of Securities

The weighted average lives of the securities of any series generally will depend on the rate at which the principal balances of the related student loans are paid. Payments may be in the form of scheduled amortization or prepayments. For this purpose, prepayments include borrower prepayments in full or in part, including the discharge of trust student loans by consolidation loans, or as a result of:

•                  Borrower default, death, disability or bankruptcy;

•                  The school’s false certification of borrower eligibility;

•                  Liquidation of the trust student loan or collection of the related guaranty payments; and

•                  Purchase of a trust student loan by the servicers or us.

All of the trust student loans are prepayable at any time without penalty.

A variety of economic, social, competitive and other factors, including the factors described below, influence the rate at which student loans prepay. In general, the rate of prepayments may tend to increase when cheaper alternative financing becomes available. However, because many student loans bear interest at a rate that is either variable or floating, it is impossible to predict whether changes in prevailing interest rates will correspond to changes in the interest rates on student loans.

On the other hand, scheduled payments on the student loans, as well as their maturities, may be extended due to applicable grace, deferral and forbearance periods, or for other reasons. The rate of defaults resulting in losses on student loans, as well as the severity and timing of those losses, may affect the principal payments and yield on the securities. The rate of default also may affect the ability of the guarantors to make guaranty payments.

Some of the terms of payment that the sellers offer to borrowers may extend principal payments on the securities. The sellers offer some borrowers loan payment terms which provide for an interest only period, when no principal payments are required. If trust student loans have these payment terms, principal payments on the related securities could be affected. The majority of the student loans are fully deferred as to all payments until six months or more after graduation.

In light of the above considerations, we cannot guarantee that principal payments will be made on the securities on any distribution date, since that will depend, in part, on the amount of principal collected on the trust student loans during the applicable period. As an investor, you will bear any reinvestment risk resulting from a faster or slower rate of prepayment of the loans.

Book-Entry Registration

Investors acquiring beneficial ownership interests in the securities issued in book-entry form will hold their securities through The Depository Trust Company in the United States, or Clearstream Banking, société anonyme, Luxembourg, formerly Cedelbank (referred to as Clearstream, Luxembourg in this prospectus) or Euroclear (in Europe) if they are participants of these systems, or indirectly through organizations which are participants in these systems. The book-entry securities will be issued in one or more instruments which equal the aggregate principal balance of the series of securities and will initially be registered in the name of Cede & Co., the nominee of The Depository Trust Company. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s name on the books of its respective depositary which in turn will hold positions in customers’ securities accounts in the depositary’s name on the books of The Depository Trust Company. Citibank N.A. will act as depositary for Clearstream, Luxembourg and The Chase Manhattan Bank will act as depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate representing the securities. Unless and until definitive certificates are issued, it is anticipated that the only holder of the securities will be Cede & Co., as nominee of The Depository Trust Company.

The Depository Trust Company is a New York-chartered limited-purpose trust company that performs services for its participants, some of which, and/or their representatives, own The Depository

Trust Company. The Depository Trust Company is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation. The Depository Trust & Clearing Corporation, in turn, is owned by a number of direct participants of The Depository Trust Company and members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation and Emerging Markets Clearing Corporation (which are all subsidiaries of The Depository Trust & Clearing Corporation), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to The Depository Trust Company system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. In accordance with its normal procedures, The Depository Trust Company is expected to record the positions held by each of its participants in securities issued in book-entry form, whether held for its own account or as nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the rules, regulations and procedures governing The Depository Trust Company and its participants as in effect from time to time.

Purchases of the securities under The Depository Trust Company system must be made by or through direct participants, which are to receive a credit for the securities on The Depository Trust Company’s records. The ownership interest of each actual purchaser of each series of securities, or beneficial owner, is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners shall not receive written confirmation from The Depository Trust Company of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners shall not receive certificates representing their ownership interests in the securities, except in the event that use of the book-entry system for the series of any securities is discontinued.

To facilitate subsequent transfers, all securities deposited by participants with The Depository Trust Company are registered in the name of The Depository Trust Company’s partnership nominee, Cede & Co. The deposit of the securities with The Depository Trust Company and their registration in the name of Cede & Co. effect no change in beneficial ownership. The Depository Trust Company has no knowledge of the actual beneficial owners of securities. The Depository Trust Company’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by The Depository Trust Company to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices shall be sent to Cede & Co. If less than all of a class of the securities of any series are being redeemed, The Depository Trust Company’s practice is to determine by lot the amount of the interest of each direct participant in the class to be redeemed.

Neither The Depository Trust Company nor Cede & Co. will consent or vote with respect to the securities of any series. Under its usual procedures, The Depository Trust Company mails an omnibus proxy to the applicable trust, or the indenture trustee, as appropriate, as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the securities are credited on the record date.

Principal and interest payments on the securities are to be made to The Depository Trust Company. The Depository Trust Company’s practice is to credit direct participant’s accounts on the due date in accordance with their respective holdings shown on The Depository Trust Company’s records unless The Depository Trust Company has reason to believe that it will not receive payment on the due date. Payments by participants to beneficial owners are governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and shall be the responsibility of the participant and not of The Depository Trust Company, the indenture trustee or the trust, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to The Depository Trust Company is the responsibility of the applicable trust, or the indenture trustee. Disbursement of the payments to direct participants shall be the responsibility of The Depository Trust Company, and disbursement of the payments to the beneficial owners shall be the responsibility of direct and indirect participants.

The Depository Trust Company may discontinue providing its services as securities depository with respect to the securities of any series at any time by giving reasonable notice to the trust or the indenture trustee. In the event that a successor securities depository is not obtained, certificates are required to be printed and delivered.

Clearstream, Luxembourg has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream, Luxembourg holds securities for its participating organizations. Clearstream, Luxembourg facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to its Clearstream, Luxembourg participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream, Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

Euroclear has advised that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./NV, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by Euroclear Bank S.A./NV, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Euroclear Bank S.A./NV has advised that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian Bank, it is regulated by the Belgian Banking Commission.

Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions and related operating procedures govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the terms and conditions and related operating procedures only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Those distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Clearstream, Luxembourg or Euroclear, as the case may be, will take any other action permitted to be taken by a securityholder under the indenture on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with the relevant rules and procedures and subject to the relevant depositary’s ability to effect actions on its behalf through The Depository Trust Company.

Securityholders may hold their securities in the United States through The Depository Trust Company or in Europe through Clearstream, Luxembourg or Euroclear if they are participants of these systems, or indirectly through organizations which are participants in these systems.

The securities will initially be registered in the name of Cede & Co., the nominee of The Depository Trust Company. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of The Depository Trust Company.

Transfers between participants will occur in accordance with The Depository Trust Company rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

Because of time-zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following The Depository Trust Company settlement date. Credits or any transactions in securities settled during processing will be reported to the relevant Euroclear or Clearstream, Luxembourg participants on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or Euroclear participant to a participant will be received with value on The Depository Trust Company settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in The Depository Trust Company.

Cross-market transfers between persons holding directly or indirectly through The Depository Trust Company, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected in The Depository Trust Company in accordance with The Depository Trust Company rules on behalf of the relevant European international clearing system by its depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in The Depository Trust Company, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to The Depository Trust Company. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions to the depositaries.

The Depository Trust Company has advised that it will take any action permitted to be taken by a securityholder under the indenture only at the direction of one or more participants to whose accounts with The Depository Trust Company the securities are credited. Clearstream, Luxembourg or Euroclear will take any action permitted to be taken by a securityholder under the indenture on behalf of a participant only in accordance with their relevant rules and procedures and subject to the ability of the relevant depositary to effect these actions on its behalf through The Depository Trust Company.

Although The Depository Trust Company, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the securities among participants of The Depository Trust Company, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform procedures and procedures may be discontinued at any time.

None of the trusts, the sellers, the servicers, the indenture trustee, the underwriters or us will have any responsibility or obligation to any participants of The Depository Trust Company, Clearstream, Luxembourg participants or Euroclear participants or the persons for whom they act as nominees with respect to:

•                  The accuracy of any records maintained by The Depository Trust Company, Clearstream, Luxembourg or Euroclear or any participant;

•                  The payment by The Depository Trust Company, Clearstream, Luxembourg or Euroclear or any participant of any amount due to any beneficial owner in respect of the principal amount or interest on the securities;

•                  The delivery by any participant of The Depository Trust Company, Clearstream, Luxembourg participant or Euroclear participant of any notice to any beneficial owner which is required or permitted under the terms of the indenture to be given to securityholders or;

•                  Any other action taken by The Depository Trust Company.

Definitive securities will be issued to beneficial owners of the book-entry securities, or their nominees, rather than to The Depository Trust Company, only if (a) The Depository Trust Company or a trust advises the related trustee in writing that The Depository Trust Company is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities and the related trustee is unable to locate a qualified successor or (b) the securityholders, only if an event of default has occurred, elect to terminate the use of the book-entry system through The Depository Trust Company. Upon the occurrence of either of the events described in the immediately preceding paragraph, the related trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through The Depository Trust Company of definitive securities. Upon surrender by The Depository Trust Company of the global security or securities representing the book-entry securities and instructions for re-registration, the related trustee will issue definitive securities, and thereafter the related trustee will recognize the holders of such definitive securities as securityholders.

See “Annex I: Global Clearance Settlement and Tax Documentation Procedures,” which is included in as a part of this prospectus, for additional information regarding book-entry registration.

Non-U.S. Dollar Denominated Notes

We expect to deliver notes denominated in non-U.S. Dollar currencies in book-entry form through the facilities of Clearstream, Luxembourg and Euroclear against payment in immediately available funds in the applicable foreign currency. We will issue the non-U.S. Dollar denominated notes as one or more global notes registered in the name of a common depositary for Clearstream, Luxembourg, and Euroclear Bank S.A./N.V., as the operator of Euroclear. Investors may hold book-entry interests in these global notes through organizations that participate, directly or indirectly, in Clearstream, Luxembourg and/or Euroclear. Book-entry interests in non-U.S. Dollar denominated notes and all transfers relating to such non-U.S. Dollar denominated notes will be reflected in the book-entry records of Clearstream, Luxembourg and Euroclear.

The distribution of non-U.S. Dollar denominated notes will be cleared through Clearstream, Luxembourg and Euroclear. Any secondary market trading of book-entry interests in the non-U.S. Dollar denominated notes will take place through participants in Clearstream, Luxembourg and Euroclear and will settle in same-day funds.

Owners of book-entry interests in non-U.S. Dollar denominated notes will receive payments relating to their notes in the related non-U.S. Dollar currency. Clearstream, Luxembourg and Euroclear have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates. Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market.

The policies of Clearstream, Luxembourg and Euroclear will govern payments, transfers, exchange and other matters relating to the investor’s interest in securities held by them. Neither we nor the underwriters have any responsibility for any aspect of the records kept by Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We do not supervise these systems in any way.

Clearstream, Luxembourg and Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform or continue to perform these procedures and may modify them or discontinue them at any time.

Except as provided below, owners of beneficial interests in non-U.S. Dollar denominated notes will not be entitled to have the notes registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders of the notes under the indenture governing the notes, including for purposes of receiving any reports delivered by us or the trustee pursuant to the indenture. Accordingly, each person owning a beneficial interest in a non-U.S. Dollar denominated note must rely on the procedures of the relevant clearing system and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, in order to exercise any rights of a holder of securities.

We understand that investors that hold their non-U.S. Dollar denominated notes through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures that are applicable to eurobonds in registered form. Non-U.S. Dollar denominated notes will be credited to the securities custody accounts of Clearstream, Luxembourg and Euroclear participants on the business day following the settlement date for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

We understand that secondary market trading between Clearstream, Luxembourg and/or Euroclear participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear. Secondary market trading will be settled using procedures applicable to eurobonds in registered form.

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving non-U.S. Dollar denominated notes through Clearstream, Luxembourg and Euroclear on business days in Luxembourg or Brussels, depending on whether Clearstream, Luxembourg or Euroclear is used. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Clearstream, Luxembourg and Euroclear will credit payments to the cash accounts of their respective participants in accordance with the relevant system’s rules and procedures, to the extent received by the common depositary. Clearstream, Luxembourg or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Clearstream, Luxembourg or Euroclear participant only in accordance with its relevant rules and procedures.

Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of non-U.S. Dollar denominated notes among participants of Clearstream, Luxembourg and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

CERTAIN LEGAL ASPECTS OF THE STUDENT LOANS

Transfer of Student Loans

Each seller intends that the transfer of the student loans by it to us will constitute a valid sale and assignment of those loans. We intend that the transfer of the student loans by us to the trust will also constitute a valid sale and assignment of those loans. Nevertheless, if the transfer of the student loans by a seller to us, or the transfer of those loans by us to the trust, is deemed to be an assignment of collateral as security, then a security interest in the student loans may be perfected by either taking possession of the credit agreement or promissory note (or a copy of the credit agreement or promissory note) evidencing the loan or by filing of notice of the security interest in the manner provided by the applicable Uniform Commercial Code, or the UCC as it is commonly known, for perfection of security interests in accounts. Accordingly:

•                  A financing statement or statements covering the trust student loans naming the applicable seller, as debtor, will be filed under the UCC to protect the interest of the trust if the transfer by the seller is deemed to be an assignment of collateral as security; and

•                  A financing statement or statements covering the trust student loans naming us, as debtor, will also be filed under the UCC to protect the interest of the trust if the transfer by us is deemed to be an assignment of collateral as security.

If the transfer of the student loans is deemed to be an assignment as security for the benefit of a trust or us, there are limited circumstances under the UCC in which prior or subsequent transferees of student loans could have an interest in the student loans with priority over the interest of the trust or us. A tax or other government lien on property of a seller or us arising before the time a student loan comes into existence may also have priority over the interest of the seller, the trust or us in the student loan. Under the student loan purchase agreement and the deposit and sale agreement, however, each seller or we, as applicable, will warrant that it or we have transferred the student loans to us or the trust, as applicable, free and clear of the lien of any third party. In addition, each seller and we will covenant that it or we will not sell, pledge, assign, transfer or grant any lien on any trust student loan held by a trust or any interest in that loan other than to us or the trust.

Under each servicing agreement, each servicer as custodian will have custody of any promissory notes, credit agreements or other loan documents evidencing the trust student loans. Our records and the records of each seller and the servicers will be marked to indicate the sale and each seller, we will cause UCC financing statements to be filed with the appropriate authorities, and the trust student loans will be physically segregated, to the extent feasible, stamped or otherwise marked to indicate that the trust student loans have been sold to us or to the trust, as applicable. If, through inadvertence or otherwise, any of the trust student loans were sold to another party that:

•                  Purchased the trust student loans in the ordinary course of its business;

•                  Acquired possession of the trust student loans; and

•                  Acquired the trust student loans for new value and without actual knowledge of the interest of us or the trust;

then that purchaser might acquire an interest in the trust student loans superior to the interest of us and the trust.

Consumer Protection Laws

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These requirements may apply to assignees such as the trusts and may result in both liability for penalties for violations and a material adverse effect upon the enforceability of the trust student loans. For example, federal law such as the Truth-in-Lending Act can create punitive damage liability for assignees and defenses to enforcement of the trust student loans, if errors were made in disclosures that must accompany all of these loans. Certain state disclosure laws, such as those protecting cosigners, may also affect the enforceability of the trust student loans if appropriate disclosures were not given or records of those disclosures were not retained. If the interest rate on the loans in question exceeds applicable usury laws, that violation can materially adversely affect the enforceability of the loans. If the loans were marketed or serviced in a manner that is unfair or deceptive, or if marketing, origination or servicing violated any applicable law, then state unfair and deceptive practices acts may impose liability on the loan holder, as well as creating defenses to enforcement. Under certain circumstances, the holder of a trust student loan is subject to all claims and defenses that the borrower on that loan could have asserted against the educational institution that received the proceeds of the loan. Many of the trust student loans in question include so-called “risk based pricing,” in which borrowers with impaired creditworthiness are charged higher prices. If pricing has an adverse impact on classes protected under the federal Equal Credit Opportunity Act and other similar laws, claims under those acts may be asserted against the originator and, possibly, the loan holder. For a discussion of the trust’s rights if the trust student loans were not originated or serviced in all material respects in compliance with applicable laws, see “Transfer and Administration Agreements” in this prospectus.

Student Loans in Bankruptcy

Under current law, private student loans that are guaranteed by non-profit entities or that do not exceed the borrower’s cost of attendance, less other financial aid, are generally not dischargeable by a borrower in bankruptcy under the U.S. Bankruptcy Code; however, they can become dischargeable if the borrower proves that keeping the loans non-dischargeable would impose an undue hardship on the debtor and the debtor’s dependents. Recently, a bill was introduced into the U.S. Senate that would allow private student loans to be discharged after a borrower files for bankruptcy under the U.S. Bankruptcy Code. Any change to the U.S. Bankruptcy Code requires the agreement of the Senate, the House of Representatives and the President. We cannot predict if this bill, or any similar legislation, will be enacted or if other changes to the U.S. Bankruptcy Code will be proposed.

If you own any notes issued by an issuing entity relating to private student loans that do not have the benefit of a guarantee, you will bear any risk of loss resulting from the discharge of any borrower of those private student loans to the extent the amount of the default is not covered by the issuing entity’s credit enhancement.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is the opinion of Thacher Proffitt & Wood LLP, counsel to the depositor, with respect to the anticipated material federal income tax consequences of the purchase, ownership and disposition of securities offered under this prospectus and the prospectus supplement insofar as it relates to matters of law or legal conclusions with respect thereto. This discussion is directed solely to holders that hold the securities as capital assets within the meaning of section 1221 of the Internal Revenue Code (referred to as the “Code” in this prospectus) and does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special treatment under the Code. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (referred to as the “IRS” in this prospectus) with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take contrary positions. Taxpayers and preparers of tax returns (including those filed by any trust) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the notes. See “State and Other Tax Consequences.”

Taxation of Owners of Notes

On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of notes, tax counsel to each trust designated by the depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the related indenture, trust agreement and other related documents, for federal income tax purposes (1) the notes will be treated as indebtedness to a noteholder other than the owner of the owner trust certificates and (2) the trust, as created pursuant to the terms and conditions of the trust agreement, will not be characterized as an association (or publicly traded partnership) taxable as a corporation. For purposes of this tax discussion, references to a “noteholder” or a “holder” are to the beneficial owner of a note.

Interest and Original Issue Discount

The following discussion is based in part upon the original issue discount regulations (referred to as the “OID Regulations” in this prospectus). The OID Regulations do not adequately address issues relevant to notes such as the offered notes. In some instances, the OID Regulations provide that they are not applicable to notes such as the offered notes.

Except as otherwise provided in a related prospectus supplement, stated interest on the notes will be taxable to a holder of a note as ordinary interest income as the interest accrues or is paid, in accordance with such holder’s method of tax accounting.

A note may be issued with “original issue discount” within the meaning of section 1273(a) of the Code. Any holder of a note issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the “constant yield” method described below, in advance of the receipt of the cash attributable to that income. In addition, section 1272(a)(6) of the Code provides special rules applicable to notes and some other debt instruments issued with original issue discount. Regulations have not been issued under that section.

The Code requires that a reasonable prepayment assumption be used with respect to student loans held by a trust fund in computing the accrual of original issue discount on notes issued by that trust fund, and that adjustments be made in the amount and rate of accrual of that discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (referred to as the “Committee Report” in this prospectus) indicates that the regulations will provide that the prepayment assumption used with respect to a note must be the same as that used in pricing the initial offering of the note. The prepayment assumption used in reporting original issue discount for each series of notes will be consistent with this standard and will be disclosed in the related prospectus supplement. However, none of the depositor, any trust or the indenture trustee will make any representation that the student loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

The original issue discount, if any, on a note will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of notes will be the first cash price at which a substantial amount of notes of that class is sold (excluding sales to note houses, brokers and underwriters). If less than a substantial amount of a particular class of notes is sold for cash on or prior to the closing date, the issue price for that class will be the fair market value of that class on the closing date. Under the OID Regulations, the stated redemption price of a note is equal to the total of all payments to be made on the note other than “qualified stated interest.”  Qualified stated interest is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or at a “qualified floating rate,” an “objective rate,” a combination of a single fixed rate and one or more “qualified floating rates” or one “qualified inverse floating rate,” or a combination of “qualified floating rates” that does not operate in a manner that accelerates or defers interest payments on the note.

In the case of notes bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of the notes. If the original issue discount rules apply to the notes in a particular series, the related prospectus supplement will describe the manner in which these rules will be applied with respect to the notes in that series that bear an adjustable interest rate in preparing information returns to the noteholders and the IRS.

The first interest payment on a note may be made more than one month after the date of issuance, which is a period longer than the subsequent monthly intervals between interest payments. Assuming the “accrual period” (as defined below) for original issue discount is each monthly period that ends on the day prior to each distribution date, in some cases, as a consequence of this “long first accrual period,” some or all interest payments may be required to be included in the stated redemption price of the note and accounted for as original issue discount.

In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the closing date, a portion of the purchase price paid for a note will reflect the accrued interest. In such cases, information returns to the noteholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the closing date is treated as part of the overall cost of the note (and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date) and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the note. However, the OID Regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a noteholder.

Notwithstanding the general definition of original issue discount, original issue discount on a note will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the note multiplied by its weighted average life. For this purpose, the weighted average life of a note is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the note, by multiplying (1) the number of complete years (rounding down for partial years) from the issue date until that payment is expected to be made (presumably taking into account the prepayment assumption) by (2) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the note. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called “teaser” interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of de minimis original issue discount attributable to that note and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the note. The OID Regulations also would permit a noteholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See “Taxation of Owners of Notes—Market Discount” below for a description of this election under the OID Regulations.

If original issue discount on a note is in excess of a de minimis amount, the holder of the note must include in ordinary gross income the sum of the “daily portions” of original issue discount for each day during its taxable year on which it held the note, including the purchase date but excluding the disposition date. In the case of an original holder of a note, the daily portions of original issue discount will be determined as follows.

As to each “accrual period,” that is, each period that ends on a date that corresponds to the day prior to each distribution date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the closing date), a calculation will be made of the portion of the original issue discount that accrued during the accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the note, if any, in future periods and (b) the distributions made on the note during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of the note at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the note will be received in future periods based on the student loans being prepaid at a rate equal to the prepayment assumption, (2) using a discount rate equal to the original yield to maturity of the note and (3) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the note will be calculated based on its issue price and assuming that distributions on the note will be made in all accrual periods based on the student loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a note at the beginning of any accrual period will equal the issue price of the note, increased by the aggregate amount of original issue discount that accrued with respect to the note in prior accrual periods, and reduced by the amount of any distributions made on the note in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

A subsequent purchaser of a note that is treated as having been issued with original issue discount at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to the note. However, each such daily portion will be reduced, if the cost of the note is in excess of its “adjusted issue price,” in proportion to the ratio the excess bears to the aggregate original issue discount remaining to be accrued on the note. The adjusted issue price of a note on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the note at the beginning of the accrual period which includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day.

Market Discount

A noteholder that purchases a note at a market discount, that is, in the case of a note issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a note issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under section 1276 of the Code such a noteholder generally will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A noteholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount notes acquired by the noteholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a noteholder to elect to accrue all interest, discount (including de minimis market or original issue discount) in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a note with market discount, the noteholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the noteholder acquires during the taxable year of the election or thereafter. Similarly, a noteholder that made this election for a note that is acquired at a premium would be deemed to have made an election to amortize note premium with respect to all debt instruments having amortizable note premium that the noteholder owns or acquires. See “Taxation of Owners of Notes—Premium” below. Each of these elections to accrue interest, discount and premium with respect to a note on a constant yield method or as interest would be irrevocable, except with the approval of the IRS.

However, market discount with respect to a note will be considered to be de minimis for purposes of section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the note multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See “Taxation of Owners of Notes—Interest and Original Issue Discount” above.

Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on notes should accrue, at the noteholder’s option:  (1) on the basis of a constant yield method, (2) in the case of a note issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the note as of the beginning of the accrual period, or (3) in the case of a note issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the note at the beginning of the accrual period. Moreover, the prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a note purchased at a discount in the secondary market.

To the extent that notes provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a note generally will be required to treat a portion of any gain on the sale or exchange of the note as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

Further, under section 1277 of the Code a holder of a note may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a note purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If a holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium

A note purchased at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a note may elect under section 171 of the Code to amortize the premium under the constant yield method over the life of the note. If made, the election will apply to all debt instruments having amortizable note premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit noteholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the noteholder as having made the election to amortize premium generally. See “Taxation of Owners of Notes—Market Discount” above. The use of an assumption that there will be no prepayments might be required. However, the Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a prepayment assumption in accruing market discount with respect to notes without regard to whether the notes have original issue discount) will also apply in amortizing note premium under section 171 of the Code.

Auction Rate Notes

Unless otherwise provided in a related prospectus supplement, we intend to treat all stated interest on auction rate notes as described above under “—Interest and Original Issue Discount”. In addition, solely for purposes of determining OID, we intend to treat auction rate notes as maturing on each auction date for an amount equal to the face amount of the notes as determined pursuant to the auction procedure, and reissued on the same date for the same amount. However, there are uncertainties regarding the U.S. federal income tax treatment of auction rate notes, and other treatments are possible. In this case, the timing and character of a holder’s income, gain, loss, and deduction in respect of such notes could differ from the treatment described above. For example, it is possible that the auction procedures could be treated as modifications of the notes for U.S. federal income tax purposes that cause the notes to be treated as retired and exchanged for new notes on the auction dates. In this case, a holder that retains a note over an auction date may be treated as having sold the note for its fair market value on such date, and may be required to recognize taxable gain, even though the holder did not receive any proceeds. See generally “—Sale of Notes”. Alternatively, the notes may be treated as contingent payment debt instruments for U.S. federal income tax purposes (“CPDI”). In this case, a holder would be required to include in income in each year an amount equal to the “comparable yield” of the notes, which is generally equal to the yield at which we would issue a noncontingent debt instrument with terms and conditions similar to the notes, subject to certain adjustments for the actual payments on the notes. Furthermore, any gain realized on the maturity date or upon an earlier sale or exchange of the notes would generally be treated as ordinary income, and all or a portion of any loss realized on the maturity date or upon a sale or other disposition of the notes may be treated as capital loss. Other treatments are possible. Holders should consult their tax advisors as to the U.S. federal income tax consequences to them of auction notes, including possible alternative treatments.

Non-U.S. Dollar Denominated Notes

The following summary applies to “Non-U.S. Dollar Denominated Notes.”  This summary does not apply to Non-U.S. Dollar Denominated Notes that are denominated in or indexed to a currency that is considered “hyperinflationary,” are CPDIs or are dual currency notes. Special U.S. federal income tax considerations applicable to Non-U.S. Dollar Denominated Notes that are denominated in or indexed to a hyperinflationary currency, are CPDIs, or are dual currency notes will be discussed in the related prospectus supplement.

The conversion of U.S. dollars into a foreign currency and the immediate use of that currency to purchase a Non-U.S. Dollar Denominated Note generally will not result in a taxable gain or loss for a holder.

In general, a holder that uses the cash method of accounting and holds a Non-U.S. Dollar Denominated Note will be required to include in income the U.S. dollar value of the interest income received, even if the payment is not received in U.S. dollars or converted into U.S. dollars. The U.S. dollar value of the interest received is the amount of foreign currency interest received, translated into U.S. dollars at the spot rate on the date received. The holder will not have exchange gain or loss on the interest payment itself, but may have exchange gain or loss when it disposes of any foreign currency received.

A holder that uses the accrual method of accounting is generally required to include in income the U.S. dollar value of interest accrued during the accrual period. Accrual basis holders may elect to determine the U.S. dollar value of accrued interest in accordance with either of two methods. Under the first method, the U.S. dollar value of accrued interest is translated at the average rate for the interest accrual period (or, with respect to an accrual period that spans two taxable years, the partial period within the taxable year). For this purpose, the average rate is the simple average of spot rates of exchange for each business day of such period, or other average exchange rate for the period reasonably derived and consistently applied by the holder. Under the second method, the U.S. dollar value of accrued interest is translated at the spot rate on the last day of the interest accrual period (in the case of a partial accrual period, the last day of the taxable year) or, if the last day of an interest accrual period is within five business days of the receipt, the spot rate on the date of receipt. The election will apply to all debt instruments held by the holder and is irrevocable without the consent of the IRS. An accrual method holder will recognize foreign currency gain or loss, as the case may be, on the receipt of a foreign currency interest payment in an amount equal to the difference between the U.S. dollar value of the foreign currency received, translated at the spot rate on the date received, and the U.S. dollar value of the accrual. The foreign currency gain or loss will generally be treated as U.S. source ordinary income or loss.

A holder accrues OID on a Non-U.S. Dollar Denominated Note in the same manner that an accrual basis holder accrues stated interest on a Non-U.S. Dollar Denominated Note, as described in the preceding paragraph. A holder will recognize foreign currency gain or loss, as the case may be, on the receipt of amounts representing accrued OID, in an amount equal to the difference between the U.S.

dollar value of the foreign currency received, translated at the spot rate on the date received, and the U.S. dollar value of the accrual. The foreign currency gain or loss will generally be treated as U.S. source ordinary income or loss.

A holder that does not accrue market discount currently should compute the amount of market discount in the foreign currency and translate that amount into U.S. dollars at the spot rate on the date the Non-U.S. Dollar Denominated Note is retired or otherwise disposed of. A holder that accrues market discount currently is generally required to include in income the U.S. dollar value of the market discount, translated at the average exchange rate in effect during the accrual period. A holder will recognize foreign currency exchange gain or loss, as the case may be, with respect to market discount on the date of the retirement or disposition of the Non-U.S. Dollar Denominated Note in an amount equal to the difference between the U.S. dollar value of the accrued market discount, translated at the spot rate on the date of the retirement or disposition of the Non-U.S. Dollar Denominated Note and the U.S. dollar amount of the accrual. The foreign currency gain or loss will generally be treated as U.S. source ordinary income or loss.

Amortizable bond premium on a Non-U.S. Dollar Denominated Note is determined in the foreign currency and, if the holder elects, reduces interest income in the foreign currency. At the time the amortized bond premium offsets interest income (i.e., the last day of the tax year in which the election is made and the last day of each subsequent tax year), a holder will recognize exchange gain or loss, as the case may be, with respect to amortized bond premium in an amount equal to the difference between the spot rate of the amortizable bond premium at such time and the U.S. dollar value of the amortizable bond premium, translated at the spot rate on the date the Non-U.S. Dollar Denominated Note was acquired or deemed acquired. The foreign currency gain or loss will generally be treated as U.S. source ordinary income or loss.

A holder will recognize foreign currency gain or loss, as the case may be, on the receipt of principal, equal to the difference between the U.S. dollar value of the foreign currency principal amount, translated at the spot rate on the date received or the date of disposition, and the U.S. dollar value of the foreign currency principal amount, translated at the spot rate on the date the Non-U.S. Dollar Denominated Note was acquired, or deemed acquired. The foreign currency gain or loss will generally be treated as U.S. source ordinary income or loss.

Exchange gain or loss computed on accrued interest, OID, market discount and principal is realized only to the extent of total gain or loss on the transaction. Amounts received upon the sale, exchange, retirement or other disposition of a Non-U.S. Dollar Denominated Note will be treated first, as the payment of accrued but unpaid interest (on which exchange gain or loss is recognized as described above); second, accrued but unpaid OID (on which exchange gain or loss is recognized as described above); and, finally, principal.

Realized Losses

Under section 166 of the Code, both corporate holders of the notes and noncorporate holders of the notes that acquire the notes in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their notes become wholly or partially worthless as the result of one or more realized losses on the student loans. However, it appears that a noncorporate holder that does not acquire a note in connection with a trade or business will not be entitled to deduct a loss under section 166 of the Code until the holder’s note becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

Each holder of a note will be required to accrue interest and original issue discount with respect to the note, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the student loans underlying the notes, as the case may be, until it can be established that the reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a note could exceed the amount of economic income actually realized by that holder in the period. Although the holder of a note eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of this loss or reduction in income.

Sales of Notes

If a note is sold, the selling noteholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the note. The adjusted basis of a note generally will equal the cost of the note to the noteholder, increased by income reported by the noteholder with respect to the note (including original issue discount and market discount income) and reduced (but not below zero) by distributions on the note received by the noteholder and by any amortized premium. Except as provided in the following three paragraphs, any such gain or loss will be capital gain or loss, provided the note is held as a capital asset (generally, property held for investment) within the meaning of section 1221 of the Code.

Gain recognized on the sale of a note by a seller who purchased the note at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the note was held by the holder, reduced by any market discount included in income under the rules described above under “Taxation of Owners of Notes—Market Discount” and “—Premium.”

A portion of any gain from the sale of a note that might otherwise be capital gain may be treated as ordinary income to the extent that the note is held as part of a “conversion transaction” within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate “applicable federal rate” (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Information Reporting

The indenture trustee is required to furnish or cause to be furnished to each noteholder with each payment a statement setting forth the amount of that payment allocable to principal on the note and to interest thereon. In addition, the indenture trustee is required to furnish or cause to be furnished, within a reasonable time after the end of each calendar year, to each noteholder who was a holder at any time during that year, a report indicating such other customary factual information as the indenture trustee deems necessary to enable holders of notes to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. If the notes are issued with original issue discount, the indenture trustee will provide or cause to be provided to the IRS and, as applicable, to the noteholder information statements with respect to original issue discount as required by the Code or as holders of those notes may reasonably request from time to time. If the notes are issued with original issue discount, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to an initial noteholder which purchased its note at the initial offering price used in preparing those reports. Noteholders should consult their own tax advisors to determine the amount of any original issue discount and market discount includible in income during a calendar year.

As applicable, the note information reports will include a statement of the adjusted issue price of the notes at the beginning of each collection period. In addition, the reports will include information required by regulations for computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the noteholder’s purchase price that the indenture trustee will not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See “Taxation of Owners of Notes—Market Discount” above.

Backup Withholding with Respect to Notes

Payments of interest and principal, as well as payments of proceeds from the sale of the notes, may be subject to the “backup withholding tax” under section 3406 of the Code if recipients of the payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the backup withholding tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient’s federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in Notes

A noteholder that is not a United States person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a note will not be subject to United States federal income or withholding tax in respect of a distribution on a note, provided that the holder complies to the extent necessary with certain identification requirements, including delivery of a statement, signed by the noteholder under penalties of perjury, certifying that the noteholder is not a United States person and is the beneficial owner of the note and providing the name and address of the noteholder and provided further that the non-United States person (1) does not own directly or indirectly 10% or more of the voting power of all equity in a trust or in the trust’s sole owner, (2) is not a bank that is treated as receiving that interest “on an extension of credit made under a loan agreement entered into in the ordinary course of its trade or business” and (3) is not a “controlled foreign corporation” within the meaning of section 957 of the Code, with respect to which a trust is a “related person” within the meaning of section 881(c)(3)(C) of the Code. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty provided the noteholder supplies at the time of its initial purchase, and at all subsequent times as are required under the Treasury regulations, a properly executed IRS Form W-8BEN to report its eligibility for that reduced rate or exemption.

A noteholder that is not a U.S. person will not be subject to U.S. federal income tax on the gain realized on the sale, exchange or other disposition of the note unless (1) that noteholder is an individual who is present in the United States for 183 days or more in the taxable year of sale, exchange or other disposition and certain other conditions are met; (2) the gain is effectively connected with the conduct by the noteholder of a trade or business within the United States and, if an income tax treaty applies, is attributable to a United States permanent establishment of the noteholder; or (3) the noteholder is subject to certain rules applicable to expatriates.

Interest on or gain from the sale, exchange of other disposition of a note received by a noteholder that is not a United States person, which constitutes income that is effectively connected with a United States trade or business carried on by the noteholder, will be subject to United States federal income tax at the graduated rates applicable to U.S. persons, but will not be subject to withholding tax provided the noteholder provides a properly executed IRS Form W-8ECI, certifying that the income is, or is expected to be, effectively connected with the conduct of a trade or business within the United States of that noteholder and that this income is includible in the noteholder’s gross income for the taxable year. This statement must include, among other things, the name and address of the noteholder, the noteholder’s identifying number and the trade or business with which the income is, or is expected to be, effectively connected.

Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder’s allocable portion of the interest income received by the controlled foreign corporation.

Further, it appears that a note would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, noteholders who are non-resident alien individuals should consult their tax advisors concerning this question.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “U.S. Federal Income Tax Consequences,” potential investors should consider the state and local tax consequences of the acquisition, ownership and disposition of the securities offered under this prospectus and the prospectus supplement. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various state and other tax consequences of investments in the securities offered under this prospectus and the prospectus supplement.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended, also known as ERISA, and section 4975 of the Code, impose certain fiduciary and prohibited transaction restrictions on:

•                  Certain employee benefit plans;

•                  Certain other retirement plans and arrangements, including:

(i)                                     Individual retirement accounts and annuities;

(ii)                                  Keogh plans; and

(iii)                               Collective investment funds and separate accounts and, as applicable, insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and section 4975 of the Code; and

•                  Persons who are fiduciaries with respect to the Plans in connection with the investment of plan assets.

The term “Plans” includes the plans and arrangements listed in the first two bullet points above.

Some employee benefit plans, such as governmental plans described in section 3(32) of ERISA, and certain church plans described in section 3(33) of ERISA, are not subject to the prohibited transaction provisions of ERISA and section 4975 of the Code. Accordingly, assets of these plans may, subject to the provisions of any other applicable federal and state law, be invested in the securities without regard to the ERISA considerations described in this prospectus. However, if a plan is not subject to ERISA requirements but is qualified and exempt from taxation under sections 401(a) and 501(a) of the Code, the prohibited transaction rules in section 503 of the Code will apply.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that the Plan’s investments be made in accordance with the documents governing the Plan. In addition, section 406 of ERISA and section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons who are called “Parties in Interest” under ERISA and “Disqualified Persons” under the Code who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. Some Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under section 4975 of the Code or a penalty imposed under section 502(i) of ERISA, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in section 406 of ERISA and section 4975 of the Code.

Unless described differently in the related prospectus supplement, generally the notes of each series may be purchased by a Plan while the certificates of each series may not be purchased by a Plan. A trust, the depositor, any underwriter, the indenture trustee, the owner trustee, the servicers, the administrator, the back-up administrator, any provider of credit support or any of their affiliates may be considered to be or may become Parties in Interest with respect to certain Plans. Prohibited transactions under section 406 of ERISA and section 4975 of the Code may arise if any of the securities are acquired by a Plan with respect to which any of the trust, the depositor, any underwriter, the indenture trustee, the owner trustee, the servicers, the administrator, the back-up administrator, any credit support provider or any of their affiliates is a Party in Interest unless the transactions are subject to one or more statutory or administrative exemptions, such as:

•                  Prohibited Transaction Class Exemption 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager;”

•                  Prohibited Transaction Class Exemption 90-1, which exempts certain transactions between insurance company separate accounts and Parties in Interest;

•                  Prohibited Transaction Class Exemption 91-38, which exempts certain transactions between bank collective investment funds and Parties in Interest;

•                  Prohibited Transaction Class Exemption 95-60, which exempts certain transactions between insurance company general accounts and Parties in Interest; or

•                  Prohibited Transaction Class Exemption 96-23, which exempts certain transactions effected on behalf of a Plan by an “in-house asset manager.”

In addition, the Pension Protection Act of 2006 provides an exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code from certain prohibited transactions between a Plan and a person who is a Party in Interest solely because it provides services to such Plan (other than a Party in Interest that is a fiduciary (or its affiliate) that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the Plan), provided that there is adequate consideration for the transaction.

These exemptions may not apply with respect to any particular Plan’s investment in securities and, even if an exemption were deemed to apply, it might not apply to all prohibited transactions that may occur in connection with the investment. Accordingly, before making an investment in the securities, investing Plans should determine whether the applicable trust, the depositor, any underwriter, the indenture trustee, the owner trustee, the servicers, the administrator, the back-up administrator, any provider of credit support or any of their affiliates is a Party in Interest for that Plan and, if so, whether the transaction is subject to one or more statutory, regulatory or administrative exemptions.

A Plan fiduciary considering the purchase of the securities of a given series should consult its tax and/or legal advisors regarding whether the assets of the related trust would be considered Plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences. Each Plan fiduciary also should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the Plan, considering the overall investment policy of the Plan and the composition of the Plan’s investment portfolio, as well as whether the investment is permitted under the Plan’s governing instruments.

AVAILABLE INFORMATION

We, as the originator of each trust and the depositor, have filed with the Securities and Exchange Commission a registration statement for the securities under the Securities Act of 1933, as amended. This prospectus and the accompanying prospectus supplement, both of which form part of the registration statement, do not contain all the information contained in the registration statement. You may inspect and copy the registration statement at the public reference facilities maintained by the Securities and Exchange Commission at:

•                  100 F Street, N.E., Washington, D.C. 20549;

and at the Securities and Exchange Commission’s regional offices at:

•                  500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and

•                  233 Broadway, New York, New York 10279.

In addition, you may obtain copies of the registration statement from the Public Reference Branch of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549 upon payment of certain prescribed fees. You may obtain information on the operation of the Securities and Exchange Commission’s public reference facilities by calling the Securities and Exchange Commission at 1-800-SEC-0330.

The registration statement may also be accessed electronically through the Securities and Exchange Commission’s Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system at the Securities and Exchange Commission’s website located at http://www.sec.gov.

REPORTS TO SECURITYHOLDERS

Periodic reports concerning the trusts as required under the terms of the applicable agreements will be delivered to the securityholders. Generally, you will receive those reports not from the trust, but through Cede & Co., as nominee of The Depository Trust Company and registered holder of the securities.

Before each quarterly distribution date, the administrator will provide to the indenture trustee for the indenture trustee to forward to each holder of record of the applicable class of securities a statement setting forth the information specifically described in the indenture. See “The Indenture – Statements to Indenture Trustee and Trust.”

Each trust will file with the Securities and Exchange Commission periodic reports required under the Securities Exchange Act of 1934, as amended and the rules of the Securities and Exchange Commission including annual reports on Form 10-K (including reports of assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB, attestation reports, and statements of compliance required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports. Annual reports of assessment of compliance, attestation reports and statements of compliance will be provided to holders of record of the applicable class of securities upon request free of charge.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

All reports and other documents filed by or for a trust under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and before the termination of the offering of the securities will be deemed to be incorporated by reference into this prospectus. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference may be modified or superseded by a subsequently filed document.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, on the written or oral request of that person, a copy of any or all of the documents incorporated in this prospectus or in any related prospectus supplement by reference, except the exhibits to those documents, unless the exhibits are specifically incorporated by reference.

Written requests for copies should be directed to The National Collegiate Funding LLC, in care of The First Marblehead Corporation, 800 Boylston Street, 34th Floor, Boston, Massachusetts 02199-8157. Telephone requests for copies should be directed to (800) 895-4283.

UNDERWRITING

The underwriters named in each prospectus supplement and we will enter into an underwriting agreement for the securities of the related series. Under the underwriting and placement agreements, we will agree to cause the related trust to sell to the underwriters, and each of the underwriters will severally agree to purchase, the amount of each class of securities listed in the prospectus supplement.

The underwriters will agree, subject to the terms and conditions of the underwriting agreement, to purchase all the securities described in the underwriting agreement and offered by this prospectus and the related prospectus supplement. In some series, we or an affiliate of ours may offer some or all of the securities for sale directly.

The underwriters or other offerors may offer the securities to potential investors in person, by telephone, over the internet or by other means.

Each prospectus supplement will either:

•                  Show the price at which each class of securities is being offered to the public and any concessions that may be offered to dealers participating in the offering; or

•                  Specify that the securities will be sold by us or an affiliate or will be sold or resold by the underwriters in negotiated transactions at varying prices to be determined at the time of the sale.

After the initial public offering of any securities, the offering prices and concessions may be changed.

Until the distribution of the securities is completed, Securities and Exchange Commission rules may limit the ability of the underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the securities. These consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

If an underwriter creates a short position in the securities in connection with the offering—that is, if it sells more securities than are shown on the cover page of the related prospectus supplement—the underwriter may reduce that short position by purchasing securities in the open market.

An underwriter may also impose a penalty bid on other underwriters and selling group members. This means that if the underwriter purchases securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, it may reclaim the amount of the selling concession from the underwriters and selling group members who sold those securities as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it discourages resales of the security.

Neither the underwriters nor we make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the securities. In addition, neither the underwriters nor we make any representation that the underwriters will engage in those transactions or that those transactions, once commenced, will not be discontinued without notice.

The underwriters may assist in resales of the securities but are not required to do so. The related prospectus supplement will indicate whether any of the underwriters intend to make a secondary market in the securities offered by that prospectus supplement. No underwriter will be obligated to make a secondary market.

Each underwriting agreement will provide that we and The First Marblehead Corporation will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act of

1933, as amended, or contribute to payments the underwriters may be required to make on those civil liabilities.

Each trust may, from time to time, invest the funds in its trust accounts in eligible investments acquired from the underwriters.

Under each of the underwriting agreements for a given series of securities, the closing of the sale of any class of securities will be conditioned on the closing of the sale of all other classes.

The place and time of delivery for the securities will appear in the related prospectus supplement.

LEGAL MATTERS

Thacher Proffitt & Wood LLP, or such other counsel named in a prospectus supplement, will give opinions on specific matters for the trusts, the administrator and us.

Each prospectus supplement will identify the other law firms which will give opinions on additional legal matters for the underwriters and specific U.S. federal matters.

Annex I:
Global Clearance, Settlement and
Tax Documentation Procedures

Except in certain limited circumstances, the globally offered securities (referred to in this annex as the “global securities”) will be available only in book-entry form.  Investors in the global securities may hold the global securities through any of The Depository Trust Company, Clearstream, Luxembourg or Euroclear.  The global securities will be tradable as home market instruments in both the European and United States domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding global securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding global securities through The Depository Trust Company will be conducted according to the rules and procedures applicable to United States corporate debt obligations and prior asset-backed certificates issues.

Secondary, cross-market trading between Clearstream, Luxembourg or Euroclear and participants of The Depository Trust Company holding securities will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream, Luxembourg and Euroclear (in that capacity) and as participants of The Depository Trust Company.

Non-United States holders (as described below) of global securities will be subject to United States withholding taxes unless such holders meet certain requirements and deliver appropriate United States tax documents to the securities clearing organizations or their participants.

Initial Settlement

All global securities will be held in book-entry form by The Depository Trust Company in the name of Cede & Co. as nominee of The Depository Trust Company.  Investors’ interests in the global securities will be represented through financial institutions acting on behalf of their participants through their respective depositaries, which in turn will hold such positions in accounts as participants of The Depository Trust Company.

Investors electing to hold their global securities through The Depository Trust Company will follow the settlement practices applicable to prior asset-backed certificates issues.  Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their global securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period.  Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between Participants of The Depository Trust Company.  Secondary market trading between participants of The Depository Trust Company will be settled using the procedures applicable to prior student loan asset-backed securities issues in same-day funds.

Trading between Clearstream, Luxembourg and/or Euroclear Participants.  Secondary market trading between Clearstream, Luxembourg participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between The Depository Trust Company Seller and Clearstream, Luxembourg or Euroclear Purchaser.  When global securities are to be transferred from the account of a participant of The Depository Trust Company to the account of a Clearstream, Luxembourg participant or a Euroclear participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day prior to settlement.  Clearstream, Luxembourg or Euroclear will instruct the respective depositary, as the case may be, to receive the global securities against payment.  Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days, or a 360-day year of twelve 30-day months, as applicable.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  Payment will then be made by the respective depositary of the account of the participant of The Depository Trust Company against delivery of the global securities.  After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg participant’s or Euroclear participant’s account.  The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York).  If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg, or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream, Luxembourg participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear.  Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the global securities are credited to their accounts one day later.

As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement.  Under this procedure, Clearstream, Luxembourg participants or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts.  However, interest on the global securities would accrue from the value date.  Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream, Luxembourg participant’s or Euroclear participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, participants of The Depository Trust Company can employ their usual procedures for sending global securities to the respective European depositary for the benefit of Clearstream, Luxembourg participants or Euroclear participants.  The sale proceeds will be available to The Depository Trust Company seller on the settlement date.  Thus, to participants of The Depository Trust Company a cross-market transaction will settle no differently than a trade between two participants of The Depository Trust Company.

Trading between Clearstream, Luxembourg or Euroclear Seller and The Depository Trust Company Purchaser.  Due to time zone differences in their favor, Clearstream, Luxembourg participants and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred from the respective clearing system, through the respective depositary, to a participant of The Depository Trust Company.  The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day prior to settlement.  In these cases, Clearstream, Luxembourg or Euroclear will instruct the depositary, as appropriate, to deliver the global securities to the account of the participant of The Depository Trust Company against payment.  Payment will include interest accrued on the global securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days, or a 360-day year of twelve 30-day months, as applicable.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  The payment will then be reflected in the account of the Clearstream, Luxembourg participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg participant’s or Euroclear participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York).  Should the Clearstream, Luxembourg participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period.  If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg participant’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase global securities from participants of The Depository Trust Company for delivery to Clearstream, Luxembourg participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

•                  Borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

•                  Borrowing the global securities in the United States from a participant of The Depository Trust Company no later than one day prior to settlement, which would give the global securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear accounts in order to settle the sale side of the trade; or

•                  Staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the participant of The Depository Trust Company is at least one day prior to the value date for the sale to the Clearstream, Luxembourg participant or Euroclear participant.

Certain United States Federal Income Tax Documentation Requirements

A beneficial owner of global securities holding securities through Clearstream, Luxembourg, or Euroclear (or through The Depository Trust Company if the holder has an address outside the United States) will be subject to the 30% United States withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the United States entity required to withhold tax complies with applicable certification requirements and such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

Exemption for non-U.S. Persons (Form W-8BEN).  Beneficial owners of global securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Withholding Tax).  If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

Exemption for non-U.S. Persons with Effectively Connected Income (Form W-8ECI).  A non-U.S. Person including a non-United States corporation or bank with a United States branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemption or Reduced Rate for non-U.S. Persons Resident in Treaty Countries (Form W-8BEN).  Non-U.S. Persons that are security owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (including Part II thereof).

Exemption for U.S. Persons (Form W-9).  U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

United States Federal Income Tax Reporting Procedure.  The owner of a global security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third calendar year from the date the form is signed.

The term “U.S. Person” means:

•                  A citizen or resident of the United States;

•                  A corporation or partnership, or other entity taxable as such, organized in or under the laws of the United States or any state (including the District of Columbia);

•                  An estate the income of which is includible in gross income for United States tax purposes, regardless of its source; or

•                  A trust, if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust.